UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.                 )

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☐	Soliciting Material under §240.14a-12

Gaming and Leisure Properties, Inc.
(Name of Registrant as Specified In Its Charter)

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Live!

2023 Notice of Annual Meeting of Shareholders & Proxy Statement

GAMING&LEISURE
PROPERTIES, INC

To Our Shareholders,

2022 proved to be another transformative year for Gaming and Leisure Properties with continued growth and diversification, as well as strengthened relationships with our tenants and the communities where we conduct business. With a focus on profitability, we delivered $703.3 million of net income in 2022 and Adjusted Funds from Operations of $924.4 million, which allowed us to return $2.805 per share of capital to shareholders in cash dividends. The Company’s stellar 2022 performance is clear in our one-year total shareholder return of 13.5%, the highest among our triple-net REIT peers. Since our establishment as the gaming industry’s first real estate investment trust, we have grown from being a landlord with one tenant and 21 properties to becoming a landlord with six premier tenants and 59 properties across 18 states, inclusive of two new properties added in early 2023.

During 2022, we continued to focus on further strengthening our balance sheet, as our net leverage declined to less than 5.0x at year end. In addition, through the utilization of our at-the-market stock offering program, we were able to efficiently raise equity capital to support new transactions, which helped the Company achieve its growth on an accretive basis. The Company’s investment grade ratings with S&P and Fitch highlight to our investors the safety and security of an investment in our Company.

We are excited about the exceptional results achieved in 2022 and are working to deliver another year of strong performance in
2023. I want to take this opportunity to thank our shareholders for their support of our Company and express my gratitude and appreciation to our dedicated employees for making these results possible.

Sincerely, PETER M. CARLINO

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF GAMING AND LEISURE PROPERTIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON JUNE 15, 2023

Gaming and Leisure Properties, Inc. (the “Company” or “GLPI”) has decided to provide its shareholders with the option to meet in person this year or via a live virtual online webcast to conduct the required annual business of GLPI. The Company’s 2023 annual meeting of shareholders (the “Annual Meeting”) will be held on Thursday, June 15, 2023 at 10:00 a.m. (EDT) in person at the Four Seasons Hotel Philadelphia, One North 19th Street, Philadelphia, Pennsylvania 19103 and also by means of a live virtual online webcast for the purpose of considering and acting on the following proposals:

1

To elect Peter M. Carlino, JoAnne A. Epps, Carol “Lili” Lynton, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang as directors to hold office until the Company’s 2024 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

2	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.

3	To approve, on a non-binding advisory basis, the Company’s executive compensation.

4	To approve, on a non-binding advisory basis, the frequency of future advisory votes to approve the Company’s executive compensation.

5	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Shareholders of record of the Company’s common stock (Nasdaq: GLPI) as of the close of business on April 11, 2023 are entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.

By order of the Board of Directors,

PETER M. CARLINO

Chairman of the Board of Directors

Wyomissing, Pennsylvania

April 28, 2023

Your Vote is Important

Please vote as promptly as possible by using the Internet, by telephone or by signing, dating and returning the Proxy Card mailed to those who receive paper copies of this Proxy Statement. You may also vote at the Annual Meeting by following the instructions in this Proxy Statement. This Notice of Annual Meeting and accompanying Proxy Statement are first being made available to our shareholders on or about April 28, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders

to be Held on June 15, 2023: The Notice of Annual Meeting, Proxy Statement, and Annual Report to

Shareholders for the year ended December 31, 2022 are available at www.proxydocs.com/GLPI.

ACCESS TO THE 2023 ANNUAL MEETING

The 2023 annual meeting of the Company’s shareholders (the “Annual Meeting”) will be conducted virtually over the Internet by means of a live audio webcast and in-person at the Four Seasons Hotel Philadelphia, One North 19th Street, Philadelphia, Pennsylvania 19103. Only shareholders who own GLPI common stock as of the close of business on April 11, 2023 will be entitled to attend the Annual Meeting.

If you wish to attend the Annual Meeting, regardless of whether your shares are registered in your name with GLPI’s transfer agent, Continental Stock Transfer & Trust Company (“Continental Stock Transfer”), or your shares are held by a stock brokerage account or by a bank or other holder of record, you may either attend in person or attend virtually by going to www.proxydocs.com/GLPI and register by using the control number located on your proxy card, Notice Regarding the Availability of Proxy Materials, or voting instruction form. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, as part of the registration process, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee.

Shareholders may begin to log in to the Annual Meeting 15 minutes prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.

Please note that if you attend the Annual Meeting in person, you may be asked to present valid photo identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares.

Shareholders participating in the virtual Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Gaming and Leisure Properties, Inc. (“GLPI”, the “Company”, “we”, “us” and “our”) for the Annual Meeting of Shareholders of the Company to be held both in person at the Four Seasons Hotel Philadelphia, One North 19th Street, Philadelphia, Pennsylvania 19103 and via a live virtual online webcast on June 15, 2023 (the “Annual Meeting”), and any postponements or adjournments of the meeting.

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting. For more complete information regarding the Company’s 2022 performance, please review the Company’s Annual Report to Shareholders for the year ended December 31, 2022.

2023 Annual Meeting of Shareholders

Time and Date June 15, 2023 at 10:00 a.m. EDT	Record Date April 11, 2023	Number of Common Shares Eligible to Vote at the Meeting as of the Record Date: 262,656,820

Place If you plan to attend the virtual portion of the Annual Meeting, please follow the instructions provided in this Proxy Statement to gain access to the Annual Meeting.		If you plan to attend in person, Four Seasons Hotel Philadelphia, One North 19th Street, Philadelphia, Pennsylvania 19103

On or about April 28, 2023, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet.

Voting Matters

Proposal	Description	Board Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR each director nominee	14
2	Ratification of Independent Registered Public Accounting Firm	FOR	58
3	Non-Binding Advisory Vote to Approve Executive Compensation	FOR	59
4	Non-Binding Advisory Vote to Approve Frequency of Executive Compensation	ONE YEAR	60

Gaming and Leisure Properties, Inc.	2023 Proxy Statement | 1

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

BOARD NOMINEES

The following table provides summary information about the director nominees:

Peter M. Carlino Chairman, Chief Executive Officer and President of Gaming and Leisure Properties, Inc.	JoAnne A. Epps Acting President of Temple University and a member of the faculty of the Temple University Beasley School of Law	Carol “Lili” Lynton Co-founder and Operating Partner, The Dinex Group, and Chief Investment Officer, HD American Trust	Joseph W. Marshall, III Vice Chairman of Stevens & Lee, PC, and Vice Chairman of Griffin Holdings, LLC

James B. Perry Retired. Former Chairman and Chief Executive Officer of Isle of Capri Casinos, Inc.	Barry F. Schwartz Retired. Executive Vice Chairman Emeritus, MacAndrews & Forbes Inc.	Earl C. Shanks Retired. Former Chief Financial Officer of Essendant, Inc.	E. Scott Urdang Retired. Founder, Chairman, and Chief Executive Officer of Center Square Capital Management, Inc.

Our slate of Board nominees is also balanced with a range of tenure, diversity and age.

2 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

The following matrices summarize the skills, experience and diversity of our Board nominees:

Board Skills, Experience and Diversity

Strategic Planning and Leadership	●	●	●	●	●	●	●	●

Accounting/Finance			●	●		●	●	●

Risk Management	●		●	●	●	●	●	●

Legal/Regulatory/Compliance		●		●		●

Information Technology/Cybersecurity							●

Gaming Industry Experience	●			●	●	●

CEO/Executive Management Experience	●	●	●	●	●	●	●	●

Mergers and Acquisitions	●		●	●	●	●	●	●

Real Estate Industry Experience/REIT	●			●				●

Community Engagement/Non-Profit	●	●	●	●		●	●	●

Board Age

Age	76	71	61	70	73	74	66	73

Director Tenure

Director Since	2013	2021	2019	2013	2017	2017	2017	2013

Board Gender

Female / Male	M	F	F	M	M	M	M	M

Board Ethnicity

African American or Black		●

Alaskan American or Native American

Asian

Hispanic or Latinx

Native Hawaiian or Pacific Islander

White	●		●	●	●	●	●	●

Two or More Races or Ethnicities

LGBTQ+

Did not Disclose Demographic Background

Gaming and Leisure Properties, Inc.	2023 Proxy Statement | 3

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Financial and Strategic Achievements

Leverage Below 5.0x	13.5% 1-Year TSR 46.2% 3-Year TSR	$839 Million Invested	$575 Million for Tenant Expansions

Strengthened balance sheet by reducing leverage	Continued strong track-record of value creation	Closed acquisitions of new properties with existing tenants	Announced our commitment to support the expansion and relocation of certain existing properties

Expanded Local Community Investment	National Commitment to Charitable Giving	17.5% Increase in Quarterly Dividend from Q4 2020	5.2 Million Shares Issued through Low-Cost ATM

Provided financial support toward the construction of a local shelter for women and children	Contributed to NAREIT’s Dividends Through Diversity, Equity & Inclusion Giving Campaign as a Founding Donor	Continued increase in dividends following COVID-19 pandemic	Utilized our at-the-market offering program to efficiently raise equity proceeds to support acquisitions and business strategy

Focus on Stability

Premier Tenants More than 87% of GLPI’s rent comes from premier publicly traded gaming companies	90% of Properties in Master Leases Master leases provide cross-collateralization of properties and reduce risk of isolated poor performance	High Barriers to Entry Casino properties are highly regulated and, in many cases, licenses are limited

Long-Term Leases The remaining terms of our leases, including renewals, range from 25 years to 58 years	Investment Grade Ratings We hold investment-grade ratings from S&P Global Ratings and Fitch Ratings Inc.	Durable Underlying Business We collected 100% of our rent during the COVID-19 pandemic

Assets Critical for State Budgets

State and local governments have vested interest in property success through tax revenues

4 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Executive Compensation

The overall objective of the Company’s executive compensation program is to compensate members of management in a manner that most effectively incentivizes them to maximize long-term shareholder value, while taking into consideration the interests of other stakeholders and not taking undue financial risks. At the same time, the Compensation Committee believes that the executive compensation program should enable the Company to attract and retain the executive talent needed to grow and further its strategic initiatives. To achieve this goal, the compensation program is heavily weighted toward performance-based pay that is tied to several different categories, including total shareholder return (“TSR”), adjusted funds from operations (“AFFO”), dividends per share, and strategic and operational goals. The compensation program is structured on a foundation that includes the following principles:

Key Compensation Practices

	What We Do	What We Don’t Do

✓	Annual incentives aligned with strategic business plan	No uncapped cash bonus or equity award opportunities

✓	Majority of executive compensation tied to rigorous performance goals	No single-trigger change of control benefits

✓	Performance-based equity payouts capped if absolute total shareholder return is negative	Anti-hedging policy prohibiting officers and directors from engaging in derivative or other hedging transactions

✓	Significant share ownership requirements for directors and executive officers	No agreements or arrangements containing tax gross-ups or similar tax indemnification

✓	Appropriate balance between short-term and long-term performance measures	Anti-pledging policy prohibiting pledging of securities except under extremely limited circumstances approved by the Audit and Compliance Committee

✓	Transparency with our shareholders on our compensation program, decisions and practices

✓	Compensation Committee comprised solely of independent directors

✓	Engage independent compensation consultant

✓	Policy enabling Board to “claw back” incentive compensation under certain circumstances

Gaming and Leisure Properties, Inc.	2023 Proxy Statement | 5

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Majority of Compensation “At-Risk”

Our executive compensation program is designed to motivate and reward executives to execute our business strategy tied to rigorous performance goals. The majority of our named executive officers’ (“NEOs”) compensation is variable and primarily in the form of “at-risk” compensation. The breakdown of our NEO compensation as a group is as follows:

Key 2022 Compensation Decisions

Below is a snapshot of certain key compensation decisions made by the Compensation Committee for our NEOs in 2022:

●	No increases to our Chief Executive Officer’s pay opportunity since our formation in 2013

●	20% of cash bonus contingent on achieving specific goals, including goals related to balance sheet management, growth initiatives, ESG, shareholder engagement and other strategic initiatives

Responsive to Shareholder Feedback

Our Board of Directors and its committees value the opinions of our shareholders and have continued to listen and promptly address shareholder concerns and suggestions. We value the relationships we have with our shareholders and encourage them to reach out off-season with questions, concerns or other opportunities to engage.

We continued our proactive engagement efforts with investors in 2022. Specifically, the Company held over 300 meetings (virtual and in-person) with firms to discuss various corporate matters and solicit feedback. We spoke at length with our investors during these outreach efforts and engaged in meaningful dialogue with various members of our investors’ capital market teams and corporate governance teams, covering a wide range of topics, including capital markets strategy, capital allocation process and strategy, our unique competitive advantages, balance sheet management, gaming industry perspective, tenant relationships, regional gaming, real estate’s unique investment merits, matters regarding ESG, and executive compensation.

6 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Shareholder Engagement

Your Feedback and Our Response Over the Years

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Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

CORPORATE RESPONSIBILITY AND ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Our Approach

We believe corporate responsibility and environmental and community stewardship is an integral component of growing shareholder value. With this in mind, we are dedicated to promoting and integrating sustainable business practices intended to create long-term value for our shareholders, employees and other stakeholders.

ESG Oversight

The Company’s Nominating and Corporate Governance Committee oversees matters related to ESG, including oversight of our policies and strategies related to human capital management, corporate culture and diversity, equity and inclusion, which are routinely discussed by the Nominating and Corporate Governance Committee and reported to the Company’s Board of Directors.

In 2022, we established a cross-functional ESG Steering Committee that is formally responsible for the development and implementation of our ESG strategy and initiatives. The charter of the ESG Steering Committee is published on the Corporate Responsibility section of our website, under “Investors”. Members of the Company’s ESG Steering Committee are appointed by our Chief Executive Officer.

Also in 2022, we formalized our commitments to ESG best practices and published a standalone Statement on Environmental, Social and Corporate Governance Matters outlining our commitments to governance, environmental sustainability, social matters, responsible gaming, business ethics, expectations of our vendors and partners, community involvement and human rights and inclusivity, of which our Board of Directors has oversight and responsibility through our Nominating and Corporate Governance Committee.

Environmental

●  Updated and implemented a robust GHG accounting methodology to enhance Scope 1 & 2 emissions reporting

●  Engaged nationally recognized certified environmental engineers to complete environmental assessments during the acquisition diligence process

●  Engaged a third party and offered to our tenants, at no charge, a platform to compile, measure and report energy, utility and water consumption data and to sync utility accounts for their own use and reporting

●  Utilized Measurabl to compile utility data for our corporate headquarters

●  Implemented Policy Statement on Environmental, Social and Corporate Governance Matters

●  Assessed feasibility of climate risk assessments to identify climate change risks and opportunities across our portfolio

●  Published inaugural ESG Tear sheet with relevant KPIs and metrics

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Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Social

●  Achieved 100% tenant engagement during second year of our formalized Tenant Partnership Program

●  Through our Tenant Partnership Program, we identified definitive partnership and community engagement opportunities for 2023

●  Demonstrated our commitment to advancing diversity in the REIT sector by supporting the Nareit Foundation’s Dividends Through Diversity, Equity & Inclusion (DDEI) Giving Campaign as a founding donor

●  Distributed an annual award of restricted company stock to all GLPI employees

●  Inaugurated an Annual Day of Service to support the Berks County branch of Helping Harvest

●  Made a $50,000 donation to Hope Rescue Mission to support construction of Lighthouse, a local shelter for women and children, with a multi-year donation commitment

●  Charitable donation matching policy amended to include directors and to increase Company match

●  Conduct annual director and employee training and refreshment on the Company’s Code of Business and a broad range of subjects, including diversity and inclusion and workplace safety

●  Implemented a policy providing paid time off to allow employees to volunteer at local charities

Governance

●  Established a cross-functional ESG Steering Committee to manage the Company’s ESG initiatives and develop strategies which reports to the Nominating and Corporate Governance Committee

●  Formalized and published cross-functional ESG Steering Committee Charter

●  Published a standalone Statement on Environmental, Social and Corporate Governance Matters

Tenant Engagement

With the exception of our corporate headquarters, the properties in our portfolio are leased to gaming operators in triple-net lease arrangements, meaning each operator is responsible for business operations, maintenance, insurance, taxes, utilities, and other property-related expenses. The oversight and control over all energy and water usage, consumption and operations-related sustainability strategies falls solely upon our tenants. We recognize the importance and value of tenant engagement and look for opportunities to collaborate on the implementation of sustainability initiatives.

In 2022, we continued our Tenant Partnership Program and engaged 100% of our tenants via our annual tenant satisfaction survey conducted by a third party. Additionally, we initiated discussions with our tenants to begin quantifying our Scope 3 GHG emissions and to actively identify partnership opportunities for community engagement initiatives. We believe that aligning, sharing and committing to similar sustainability goals will allow our Company and our tenants make a greater collective impact, while fostering successful long-term relationships.

Tenants Engaged via Tenant

Satisfaction Survey

86% 2021 Tenants Engaged	100% 2022 Tenants Engaged

Gaming and Leisure Properties, Inc.	2023 Proxy Statement | 9

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Environmental Sustainability and Stewardship

We recognize the importance of the long-term viability of the assets we acquire and the risks and opportunities that climate change impacts may pose on our business. We are committed to continued improvement and development of initiatives to address and mitigate those environmental risks within our control and supporting our tenants, through engagement, to do the same.

In 2022, in an effort to streamline the compilation of energy, gas and water utility data, we engaged a third party and offered the platform to our tenants at no charge to aid in their data collection efforts. This engagement solidifies our commitment to supporting and encouraging our tenants around data collection, which we hope will result in enhanced transparency around the operations conducted at the properties in our portfolio. As of December 31, 2022, we had 100% agreement from our tenants to provide property utility data and have continued to engage with them to provide support and training needed to implement use of the platform.

We are committed to upholding environmental stewardship by routinely engaging nationally recognized and certified environmental engineers to perform environmental site assessments as part of our acquisition diligence process. Further, our leases are drafted to ensure compliance with all environmental laws, including required testing, remediation and/or monitoring.

As of 2022, half of our tenants are subject to certain green lease provisions through leases or lease amendments.

As we continue to refine our management of Scope 1 and 2 emissions, we re-established our 2020 baseline to account for the improvements in our data collection process as well as updates to our GHG accounting methodology.

Environmental Data

*GLPI’s corporate office was closed for 10 months during 2020 due to the COVID-19 pandemic. FY2020 has been re-established as a new baseline to reflect changes in GHG accounting and operational boundaries.

10 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Diversity & Inclusion

Diverse representation, viewpoints and backgrounds are valued and serve to strengthen the foundation of the Company for the long-term. With that in mind, we endeavor to foster a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to the workplace.

Within our hiring and recruitment processes, we adhere to equal opportunity policies and diversity remains a priority in the expansion of our Board of Directors or when filling of future vacancies. We follow our Inclusive Workplace Policy and require all employees and directors to complete annual training and/or refreshment on diversity and inclusion and non-discriminatory practices to prevent discrimination and promote an environment where our employees feel safe and free from offensive and/or harmful conduct.

In furtherance of our commitment to promoting diversity, equity and inclusion, we are proud to be a founding donor in the Nareit Foundation’s Dividends Through Diversity, Equity & Inclusion Giving Campaign launched in 2022. This initiative supports programs that focus on educating and creating opportunities for diverse individuals and businesses who may participate in the REIT and publicly traded real estate industry including, but not limited to internships, high school career readiness programs, supplier diversity initiatives, CRE training, and similar events and initiatives.

As of December 31, 2022, 53% of our employees identify as female. In addition, 25% of our Board of Directors are comprised of directors that identify as female or racially or ethnically diverse.

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Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Employee Well-Being and Engagement

We strive to foster a sense of community and well-being and to ensure that every employee has a stake in the Company’s continued long-term growth and success. We seek to hire and retain highly-talented employees and empower those employees to create value for our shareholders. Each GLPI employee receives an annual grant of Company restricted stock that vests over a three-year period – a grant instituted by our Chairman and CEO to ensure that every employee has a vested interest in the success of our business.

The Company also offers paid time off for volunteering and community involvement. In addition, we have historically permitted employees to leave the office at noon on Fridays between Memorial Day and Labor Day to enjoy the summer months. We also offer a flexible work policy permitting a hybrid home/office work balance.

We promote and educate employees around environmentally-friendly practices and engage employees about our ongoing efforts to increase efficiency and reduce consumption and waste. Through the distribution of reusable mugs to each employee and guidance on waste reduction in our office, we were able to dramatically reduce the use of plastic water bottles at our corporate headquarters by 60%.

Other non-salary benefits include a 401(k) plan with employer match, a parental leave program that applies to both women and men, and an employee assistance plan that provides professional support, access to special programs and certain resources to our employees experiencing personal, work, financial or family related issues. We also offer all employees a Company funded health savings account, familial leave and a health and fitness facility located on our corporate campus available for use by all employees.

We are passionate about developing and growing our talent. We devote substantial efforts to retaining, motivating and supporting our employees by providing access to benefits and opportunities such as tuition reimbursement, professional development reimbursement and internal growth and advancement. Our employees are one of our most important assets and we recognize and reward individual and collective contributions to our growth and success.

Providing our employees with a healthy and safe working environment is essential to us. Our goal is to reduce the potential for injury or illness by maintaining safe working conditions, such as providing proper tools and training to all employees. Our corporate headquarters is a smoke-free environment. Additionally, we offer resources to our employees to encourage healthy habits, such as tobacco cessation and health coaches for those employees with certain chronic conditions, including but not limited to diabetes and asthma.

All of our employees and directors are required to acknowledge receipt of our Code of Business Conduct and complete annual online training and/or refreshment, which sets forth our basic principles, prohibitions and guidelines in the areas of conflicts of interest, health and safety, respect for the environment, equal employment opportunity, non-discrimination, anti-harassment, compliance with insider trading prohibitions, reporting suspected violations of the Code of Business Conduct, and prohibitions on retaliation for complying with the Code of Business Conduct.

Community Engagement

In 2022, through our published Statement on Environmental, Social and Governance Matters, we formalized our long-standing commitment to responsible stewardship by outlining our standards and expectations for engaging with our communities. We formally committed to providing employees with paid time off for volunteering and to matching monetary donations made to eligible charitable organizations. We also expanded the charitable donation policy to include our directors and increased the maximum Company match in 2022.

We actively seek out opportunities to make a positive impact in the communities where we own real estate assets by partnering with local and national organizations to provide charitable contributions, community service, and the donation of goods to assist local families in need. On a regular basis, our employees volunteer at food banks and participate in other charitable events.

12 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

In 2022, we inaugurated our Annual Day of Service by supporting the Berks County branch of Helping Harvest and achieved a 94% employee participation rate. Additionally, through tenant engagement, we identified and committed to potential charitable partnership events with our tenants to better support the local communities where we own real estate and conduct business. We have partnered with non-profit organizations such as Habitat for Humanity to build and improve places for families to call home and the Salvation Army, through its Angel Tree program, to provide new clothing and toys to children and seniors during the holiday season.

In 2022, we made an initial donation towards the construction of Lighthouse, a shelter for women and children, located in the City of Reading with a commitment for future donations through 2026.

Governance

Our Board understands that strong governance practices are important to protecting the long-term interests of shareholders, and it is committed to maintaining policies, practices and procedures designed to ensure management and Board accountability. Key components of our corporate governance framework include:

Key Governance Practices

✓	Stock ownership guidelines for directors and executive officers	✓	Majority voting standard with a resignation policy

✓	Policy permitting Board to “claw back” incentive compensation under certain circumstances	✓	Double trigger vesting acceleration of incentive equity awards upon change of control

✓	Seven of eight directors are independent with fully independent Board committees	✓	Lead Independent Director

✓	No staggered Board	✓	Increased Board diversity with 25% female members and one underrepresented minority

✓	Annual Board and Committee self-assessment process	✓	Robust and proactive shareholder engagement with Board participation, when requested

✓	Board regularly meets in executive session, including without the presence of our CEO

In addition, our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas, including the size and composition of our Board, Board membership criteria and director qualifications, Board diversity, director responsibilities, roles of the Chairman and CEO, roles of independent directors, resignation policy, committee responsibilities and assignments, stock ownership guidelines, the role of our Lead Independent Director, Board member access to management and independent advisors and direct communications with third parties.

Gaming and Leisure Properties, Inc.	2023 Proxy Statement | 13

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

PROPOSAL 1 – ELECTION OF DIRECTORS

At our Annual Meeting, shareholders will be asked to elect eight (8) directors to hold office until our 2024 Annual Meeting of Shareholders. The nominees were recommended and approved for nomination by our Nominating and Corporate Governance Committee. Elected directors will serve until their successors have been duly elected and qualified or until such director’s earlier resignation or removal. Proxies cannot be voted for a greater number of persons than the number of nominees named. If you sign and return the accompanying proxy, your shares will be voted for the election of each nominee in accordance with your instruction and, if no instructions are provided, then your shares will be voted as recommended by our Board of Directors. If any of the nominees for any reason are unable or unwilling to serve, the proxies may be voted for such substitute nominees as the proxy holder may determine. We are not aware of any reason that any of the nominees will be unable to serve as a director.

Peter M. Carlino, JoAnne A. Epps, Carol “Lili” Lynton, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang have been nominated for election to our Board of Directors to serve for a term through the 2024 Annual Meeting of Shareholders.

Required Vote

The Company’s Articles of Incorporation provide for a majority voting standard with a resignation policy. Under a majority voting standard, once a quorum has been established, in an uncontested director election, a candidate must receive the affirmative vote of a majority of the votes cast with respect to the election of that candidate. The resignation policy set forth in our Corporate Governance Guidelines requires any director nominee who fails to receive the requisite majority vote to promptly, following certification of the shareholder vote, tender his or her resignation from the Board and all committees upon which he or she serves. Our Board will then assess the appropriateness of such nominee continuing to serve as a director and decide whether to accept or reject the resignation, or whether other action should be taken. The policy further provides that any director who tenders his or her resignation shall not participate in the Board action regarding whether to accept the resignation offer. Our Board will act upon the tendered resignation and publicly disclose its decision and rationale within ninety (90) days following certification of the shareholder vote.

In a contested director election, a plurality voting standard will apply. Under the plurality voting standard, each of the nominees receiving the highest number of affirmative votes of the shares entitled to be voted for him or her will be elected.

The election of directors at the Annual Meeting is uncontested and the majority voting standard will determine the directors that will serve until the 2024 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. Votes withheld shall have no legal effect. Brokers are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proposal so that your votes may be counted on this important matter.

Our Directors

Our directors serve subject to the requirements of our charter and bylaws, including the requirement that directors not be “unsuitable persons” within the meaning of our charter (“Unsuitable Person(s)”). In addition, certain jurisdictions in which we own properties require, either by statute or discretion of the applicable gaming or racing regulatory authority, our directors to acquire and maintain gaming licenses. Licenses typically require a determination from the applicable gaming or racing regulatory authority that the applicant qualifies or is suitable to hold such a license. Our charter requires that our directors maintain all required licenses. If one of our directors were to be determined to be an Unsuitable Person by virtue of failure to obtain or maintain such a license or otherwise, he or she would be subject to removal for cause by affirmative vote of the remaining members of our Board of Directors or by shareholders with an affirmative vote of 75% of the votes cast at a shareholder meeting.

There are no family relationships among any of our directors or executive officers.

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Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Nominees for Election to the Board of Directors for a One-Year Term Expiring at the 2024 Annual Meeting

The following biographical information is furnished as to the nominees for election as a director:

Peter M. Carlino Age: 76 Director Since: 2013 Other Current Public Boards: PENN Entertainment, Inc. (Emeritus)	Joanne A. Epps Age: 71 Director Since: 2021 Other Current Public Boards: Pennsylvania Real Estate Investment Trust (Trustee)

Peter M. Carlino has been the Chairman of our Board of Directors and our CEO since our inception in February 2013. Mr. Carlino was the founder of Penn Entertainment Inc. (NASDAQ: PENN) and served as the Chief Executive Officer of PENN from 1994 through October 2013. Mr. Carlino also served as the Chairman of the Board of Directors of PENN from 1994 through May 2019 and is currently Chairman Emeritus. Since 1976, Mr. Carlino has served in an executive capacity for Carlino Capital Management Corp., a single family office in the business of providing investment and financial advice and management to Carlino family individuals and entities. Mr. Carlino also serves on the Board of Directors for both Penn State Health and Penn State Health/St. Joseph Regional Health Network. Mr. Carlino served as the Chairman of the Board of Directors and as Chief Executive Officer for PENN, and now the Company, collectively for over twenty-nine (29) years.

JoAnne A. Epps has served as a member of our Board of Directors since September 2021. Ms. Epps currently serves as the Acting President of Temple University and has been a member of the faculty of Temple University’s Beasley School of Law since 1985. Prior to her current role, Ms. Epps served as the Executive Vice President and Provost of Temple University from 2016 to 2021. From 2008 to 2016, she served as the Dean of Temple University’s Beasley School of Law. Ms. Epps is also a principal in The Red Bee Group, a woman-owned consulting firm (since 2021), and a Trustee of the Pennsylvania Real Estate Investment Trust (NYSE: PEI) (since 2018). From 2017-2022, she was a member of the Board of Directors of the American Bar Association Retirement Funds. She serves on the board of directors for the following organizations: the Philadelphia Board of Ethics (since 2015); the Defender Association of Philadelphia (since 1994); and the Philadelphia Equity Alliance (since 2021).

Director Qualifications:

Ms. Epps brings to our Board of Directors extensive experience in business, law, government, education and civic activities. She is an accomplished leader in, and an advocate of, diversity in the workplace and has received significant recognition in connection with her work.

Director Qualifications:
Mr. Carlino brings to our Board of Directors extensive management experience, critical knowledge of our properties and a general knowledge and understanding of the gaming industry, real estate assets and real estate development in general. Moreover, as one of the largest beneficial owners of our common stock, his interests are significantly aligned with our efforts to enhance long-term shareholder value.

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Carol “Lili” Lynton Age: 61 Director Since: 2019 Other Current Public Boards: El Pollo Loco Holdings, Inc.; CIM RACR (Trustee)	Joseph W. Marshall, III Age: 70 Director Since: 2013 Other Current Public Boards: SIGA Technologies, Inc.

Lili Lynton has served as a member of our Board of Directors since December 2019. Ms. Lynton is the co-founder and operating partner of The Dinex Group, which operates 17 Daniel Boulud branded restaurants. Prior to forming Dinex, she co-founded Telebank, an internet banking pioneer that was acquired by E*Trade in 1999. Since 1987, she has also served as Chief Investment Officer of HD American Trust, a family investment office formed in 1987 that invests actively across a broad range of asset classes. At HD American Trust, Ms. Lynton is responsible for selection of asset managers, asset allocation, liquidity and leverage parameters with direct management responsibility for the firm’s venture capital and real estate portfolio. From 1987 through 1990, Ms. Lynton was an investment analyst at financial services company, Sanford C. Bernstein, and from 1983 through 1985 she was a mergers and acquisitions analyst at Lehman Brothers. Ms. Lynton is currently a Director of El Pollo Loco Holdings, Inc. and serves as a Trustee, Audit Committee Chair of CIM RACR (a Securities and Exchange Commission-registered Interval Fund). She also serves on the Advisory Board of The Hamilton Project, a division of the Brookings Institution, which develops proposals for a more equitable and robust U.S. economy; as Trustee of East Harlem Tutorial Program (after school service provider) and East Harlem Scholars Academy (operates five charter schools); Trustee of the Guggenheim Foundation (awards 175 annual Guggenheim Fellowships); Trustee of Vera Institute for Justice (criminal justice reform organization); and a Trustee for the Bail Project (funds and operates 27 charitable bail funds across the nation).

Joseph W. Marshall, III has served as a member of our Board of Directors since October 2013. Mr. Marshall has also served as the Vice-Chairman of the law firm Stevens & Lee, PC and Vice Chairman of Griffin Holdings, LLC since February 2010. Mr. Marshall has served on the Board of Directors of SIGA Technologies, Inc. since 2009 and has served on a number of other boards in the past, including the Cancer Treatment Centers of America-Eastern Regional Medical Center and First Bank of Delaware. From 2001 to 2008, Mr. Marshall served as the Chairman and CEO of Temple University Health System, one of the largest healthcare organizations in Pennsylvania. Mr. Marshall served as director of Health Partners, a provider-owned Medicaid/Medicare Health Maintenance Organization operating in Greater Philadelphia, from 2003 to 2008. Mr. Marshall also previously served on the Pennsylvania Gaming Control Board, Pennsylvania Ethics Commission and the Medicaid Commission created by Congress and established by the Honorable Michael O. Leavitt, Secretary of the U.S. Department of Health & Human Services. In addition, Mr. Marshall is a member of the Board of Trustees of Temple University.

Director Qualifications:

Mr. Marshall brings to our Board of Directors extensive experience in law and compliance, including in-depth knowledge of gaming regulation, as well as significant experience as a director and an executive in both the private and public sectors.

Director Qualifications:
Ms. Lynton brings to our Board of Directors experience and expertise in investment analysis, mergers and acquisitions and business operations as well a diverse perspective resulting from her vast knowledge and business experience as well as her advocacy initiatives and non-profit board service.

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James B. Perry Age: 73 Director Since: 2017	Barry F. Schwartz Age: 74 Director Since: 2017 Other Current Public Boards: Revlon, Inc.

James B. Perry was appointed to our Board of Directors in March 2017. Mr. Perry served on the Board of Directors of Isle of Capri Casinos, Inc. (“Isle”) from 2007 to 2014 and was named Chairman of the Board of Directors and Executive Chairman of the Board of Directors in 2009 and 2011, respectively. From March 2008 to April 2011, he served as Isle’s Chief Executive Officer. Prior to being named Chairman, Mr. Perry was Executive Vice Chairman from March 2008 to August 2009 and Vice Chairman from July 2007 to March 2008. Mr. Perry served as a Class III Director on the board of Trump Entertainment Resorts, Inc. from May 2005 until July 2007. From July 2005 to July 2007, Mr. Perry served as Chief Executive Officer and President of Trump Entertainment Resorts, Inc., which filed for Chapter 11 bankruptcy in February 2009. Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

Director Qualifications:

Mr. Perry brings to our Board of Directors over thirty years of gaming industry experience as well as extensive executive management and leadership experience.

Barry F. Schwartz was appointed to our Board of Directors in May 2017. Mr. Schwartz has served as Emeritus Vice Chairman of MacAndrews & Forbes Incorporated since July 2019. Mr. Schwartz was Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Incorporated and various affiliates from October 2007 to December 2015. Prior to that, Mr. Schwartz was Executive Vice President and General Counsel of MacAndrews & Forbes Incorporated and various affiliates since 1993 and Senior Vice President of MacAndrews & Forbes Incorporated and various affiliates from 1989 to 1993. Mr. Schwartz is a director of Revlon, Inc. and Revlon Consumer Products Corporation. Mr. Schwartz was formerly Vice Chairman and served as a member of the Board of Trustees of The City University of New York until 2020. He is Trustee Emeritus and former Chairman of the Board of Trustees at Kenyon College and formerly a member of the Georgetown University Law Center Board of Visitors. Mr. Schwartz is a member of the Board of Directors of NYU Langone Medical Center. Mr. Schwartz served as a member of the Board of Directors of Scientific Games from 2003 until September 2020, where he served as a member of the Compliance Committee and Compensation Committee.

Director Qualifications:

Mr. Schwartz brings to our Board of Directors extensive experience and knowledge in the areas of mergers and acquisitions, legal and compliance through his service as a senior executive in a large, diversified holding company.

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Earl C. Shanks Age: 66 Director Since: 2017 Other Current Public Boards: Cognyte Software Ltd.	E. Scott Urdang Age: 73 Director Since: 2013

Earl C. Shanks was appointed to our Board of Directors in March 2017. Mr. Shanks served as Chief Financial Officer of Essendant Inc., a leading supplier of workplace essentials, from November 2015 through May 2017. Previously, Mr. Shanks served as the Chief Financial Officer at Convergys Corporation from 2003 until 2012. Prior to that, Mr. Shanks held various financial leadership roles with NCR Corporation, ultimately serving as the Chief Financial Officer, where he oversaw treasury, finance, real estate and tax. Mr. Shanks served as a director of Verint Systems Inc. from July 2012 until January 2021. Additionally, Mr. Shanks has served as a director of Cognyte Software Ltd. since January 2021.

Director Qualifications:

Mr. Shanks brings to our Board of Directors expertise and knowledge in the areas of accounting, finance, capital markets, tax as well as information technology and cybersecurity through his various executive management leadership roles as well as his significant public company service as a director.

E. Scott Urdang has served as a member of our Board of Directors since October 2013. Mr. Urdang, who retired in 2012, was the founder, Chief Executive Officer and Chairman of Urdang Capital Management (now CenterSquare Investment Management). CenterSquare Investment Management is an investment management company that manages and participates in public, private, global, and US-only real estate investment strategies. Mr. Urdang founded the company in 1987 and, at the time of his retirement, it had in excess of $5 billion under management. From 1984 to 1987, Mr. Urdang was a Partner at Laventhol and Horwath, a national consulting and accounting firm, where he served as regional partner in charge of real estate consulting with national responsibility for its pension consulting practice. Mr. Urdang also has experience as a Vice-President of Finance of a large regional development company that was involved in residential subdivisions, office buildings, apartments and shopping centers. Mr. Urdang has twenty (20) years of experience teaching both undergraduate and graduate courses in economics, corporate finance, and real estate finance and investment analysis at the Wharton School of the University of Pennsylvania.

Director Qualifications:

Mr. Urdang brings to our Board of Directors extensive leadership experience in strategic planning, economics and finance as well as his comprehensive knowledge and proven record of success in the real estate industry as an investor, developer, entrepreneur and professor.

Our Board of Directors unanimously recommends a vote FOR the election of each of the nominated directors.

BOARD COMPOSITION

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of eight (8) members. Our bylaws provide that our Board of Directors will consist of a number of directors to be fixed exclusively by resolution of the Board of Directors.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Newly created directorships resulting from any increase in the number of directors and any vacancies resulting from death, resignation or removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present. A director may be removed by the Board of Directors only for cause or by the shareholders only for cause and only by the vote of 75% of the votes cast by the holders of shares entitled to vote at a shareholder meeting.

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DIRECTOR INDEPENDENCE

Our Board of Directors observes all applicable criteria for independence established by The Nasdaq Stock Market LLC (“Nasdaq”) and other governing laws and applicable regulations. No director will be deemed to be independent unless our Board of Directors determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Nominating and Corporate Governance Committee has determined that each of our directors, other than Mr. Carlino, is independent as defined under the corporate governance rules of Nasdaq and, with respect to the committees on which they serve, the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq. None of our directors participated in any transactions, arrangements or relationships that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404, and our Board did not consider any other transactions, arrangements or relationships.

BOARD LEADERSHIP STRUCTURE AND ITS ROLE IN RISK OVERSIGHT

Our Board of Directors has no policy with respect to the separation of the offices of CEO and Chairman of the Board of Directors (“Chairman”). It is the Board’s view that rather than having a rigid policy, it, with the advice and assistance of the Nominating and Corporate Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our CEO also serves as the Chairman. Our Board believes this is appropriate because of the Chairman’s role in leading the Company and his long-standing track record of generating significant shareholder return for the companies for which he has served. Moreover, our Board believes that the Chairman’s substantial beneficial ownership of the Company’s equity has strongly aligned his interests with the interests of shareholders. Because we have selected to have Mr. Carlino serve in both the roles of Chairman and CEO, we have appointed Mr. Marshall to be our Lead Independent Director. As Lead Independent Director, Mr. Marshall’s responsibilities include:

●	consulting with the Chairman, as appropriate, regarding the information, agendas and schedules of Board and Board committee meetings, including the ability to add items to the agendas for any meeting

●	scheduling, setting the agenda for and serving as chair of meetings of independent directors

●	serving as principal liaison between the independent directors and the Chairman and between the independent directors and senior management

●	presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

●	in the event of the death, incapacity, resignation or removal of the Chairman, becoming the acting Chairman until a new Chairman is selected

●	ensuring that he is available for consultation and direct communications on behalf of the independent directors with major shareholders, as appropriate

Our Board of Directors plays an active role in the oversight of risks impacting our Company, and the management team is charged with managing such risks. Our Board of Directors works closely with management to ensure that integrity, security and accountability are integrated into our operations. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit and Compliance Committee oversees the management of financial risks and is tasked with focusing on, and analyzing, risks related to cybersecurity and, for that purpose, receiving reports from management regarding cybersecurity risks and countermeasures being undertaken or considered by the Company to prevent information security incidents, detect unusual activity, and to be prepared to respond appropriately should an incident occur. The Nominating and Corporate Governance Committee is responsible for overseeing the risks associated with the Company’s ESG policies as well as the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board of Directors is regularly informed regarding such risks through committee reports and otherwise.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established the following committees: the Audit and Compliance Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The composition of each Board committee satisfies the independence requirements and current standards of the SEC and the rules of Nasdaq (as applicable). Current copies of the charters for each of the current committees are available on our website, www.glpropinc.com, under the “Investors” section. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

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2022 Committee Membership

Name	Audit and Compliance	Compensation	Nominating and Corporate Governance

Peter M. Carlino

JoAnne A. Epps			●

Lili Lynton			●

Joseph W. Marshall, III	Chair	●

E. Scott Urdang		●	Chair

Earl C. Shanks	●

James B. Perry		Chair

Barry F. Schwartz	●

Number of Committee Meetings Held in 2022	6	6	2

During 2022, the Board held 9 meetings. Each director attended 75% or more of the aggregate of all meetings held by our Board and the Board committees on which he or she served in 2022 and each director also attended last year’s Annual Meeting of Shareholders. Our Board of Directors generally expects its members to attend the Annual Meeting of Shareholders and we believe that all of our directors will attend this year’s Annual Meeting.

Audit and Compliance Committee

The duties and responsibilities of the Audit and Compliance Committee are set forth in its charter and include, among other things, the following:

●	to oversee the quality and integrity of our financial statements and our accounting and financial reporting processes

●	to prepare the Audit and Compliance Committee report required by the SEC to be included in our annual proxy statement

●	to review and discuss with management and the independent registered public accounting firm our annual and quarterly financial statements

●	to review and discuss with management and the independent registered public accounting firm our earnings press releases

●

to appoint, compensate and oversee our independent registered public accounting firm, and pre-approve all auditing services and non-audit services to be provided to us by our independent registered public accounting firm

●	to review the qualifications, performance and independence of our independent registered public accounting firm

●

to establish procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters

●	to discuss with the internal auditors any major issues as to the adequacy of the Company’s internal controls

●	to review and approve related person transactions that would be required to be disclosed in our SEC reports

●	to review the Company’s policies and guidelines to assess and manage risk, including cybersecurity risk, and to assess steps taken by management to minimize exposure to risk

●	to annually review the Company’s Code of Business Conduct

●	to oversee the Company’s compliance program

●	to conduct an annual self-assessment and present the results to the Board through the Nominating and Corporate Governance Committee

Our current Audit and Compliance Committee is comprised of Joseph W. Marshall, III (chair), Barry F. Schwartz and Earl C. Shanks. Our Board of Directors has determined that each member meets the heightened independence standards for service on the Audit and Compliance Committee and satisfies the financial literacy and other requirements for “audit committee” members under applicable Nasdaq rules and that each of the members is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit and Compliance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Audit and Compliance Committee may deem appropriate in

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its sole discretion. The Audit and Compliance Committee Charter is available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Compensation Committee

The duties and responsibilities of the Compensation Committee are set forth in its charter and include, among other things, the following:

●	to determine the compensation of our CEO and other NEOs

●	to establish, review and evaluate, and amend as necessary, employee compensation programs and policies and procedures for management employees and employees generally

●	to review and approve any employment contracts, severance agreements or similar arrangements between the Company and any executive officer of the Company

●	to review and discuss with management the relationship between the Company’s policies and practices for compensating employees, risk-taking incentives and risk management

●	to review, monitor, and make recommendations concerning incentive compensation plans

●	to oversee shareholder engagement with respect to executive compensation matters

●	to recommend the compensation of directors

●	to conduct an annual self-assessment and present the results to the Board through the Nominating and Corporate Governance Committee

Our current Compensation Committee is comprised of James B. Perry (chair), E. Scott Urdang and Joseph W. Marshall, III. Mr. Marshall was appointed to our Compensation Committee in 2022. The Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Compensation Committee may deem appropriate in its sole discretion.The Compensation Committee Charter is available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Nominating and Corporate Governance Committee

The duties and responsibilities of the Nominating and Corporate Governance Committee are set forth in its charter and include, among other things, the following:

●

review the structure, composition, eligibility and size of the Board of Directors and its committees, including the suitability of candidates and current directors, and make recommendations to the Board of Directors based on its review and analysis

●

identify and recommend to our Board of Directors potential candidates, including any candidates recommended by our shareholders, for election to the Board of Directors by the shareholders at annual meetings, including an annual review as to the renominations of incumbents and proposed nominees for election by the Board of Directors to fill vacancies that occur between shareholder meetings

●

determine whether a candidate recommended for membership on the Company’s Audit and Compliance is financially literate and meets the standards of “an audit committee financial expert” as defined by Nasdaq and the SEC

●

oversee and review the Company’s strategies, activities, policies and communications regarding sustainability and ESG matters, human capital management, leadership development, employee engagement and corporate culture, including diversity, equity and inclusion, and make recommendations to the Board regarding material guidelines, documents or policies, or any changes thereto, that comprise the Company’s ESG framework

●	oversee shareholder engagement with respect to ESG matters

●	review and assess succession planning

●	oversee annual Board and committee self-assessment process and evaluation

●	recommend members for each committee of the Board of Directors

●

engage third parties, if and when the committee deems appropriate, to identify potential director nominee candidates, which shall include instructing such parties of the criteria to be considered to ensure the Committee’s commitment to maintaining an appropriate balance of tenure, diversity, skills and experience on the Company’s Board

●	oversee the Company’s Corporate Governance policies

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Our current Nominating and Corporate Governance Committee is comprised of E. Scott Urdang (chair), Lili Lynton and JoAnne A. Epps. Ms. Epps was appointed to our Nominating and Corporate Governance Committee in 2022. The Nominating and Corporate Governance Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Nominating and Corporate Governance Committee may deem appropriate in its sole discretion. The Nominating and Corporate Governance Committee Charter is available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was formerly an officer or employee of the Company or has or had any relationships requiring disclosure by the Company under applicable SEC rules requiring disclosure of certain relationships and related party transactions. None of our executive officers currently serve, or in 2022 served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation Committee.

DIRECTOR COMPENSATION

Our non-employee directors receive both cash and equity compensation for service on our Board. The compensation of our non-employee directors is reviewed annually by the Compensation Committee with the assistance of the Compensation Committee’s independent compensation consultant, Ferguson Partners Consulting, L.P. Our Board’s compensation program for non-employee directors is designed to meet the following objectives:

●	to provide fair compensation to directors commensurate with the time commitments, responsibilities and strict gaming licensing requirements that must be maintained for service on our Board

●	to attract and retain experienced, highly-qualified individuals to serve on our Board

●	to provide a compensation program that aligns the interest of directors with shareholders by providing a significant portion of annual compensation in the form of equity

Annual Review Process

The Compensation Committee assesses the non-employee director compensation program on an annual basis. With the assistance of the compensation consultant, the Compensation Committee recommends to our Board the form and amount of compensation to be paid for service as a non-employee director on our Board and its committees.

2022 Director Compensation

The Company paid director compensation in 2022 to each non-employee director as shown in the table below.

Schedule of Director Compensation for 2022

Annual Cash Retainer	$115,000

Annual Restricted Stock Award	Restricted Stock valued at $185,000

Committee Chair Retainer	$35,000 for the Audit and Compliance Committee

$25,000 for the Compensation Committee

$22,500 for the Nominating and Corporate Governance Committee

Committee Member Retainer	$17,500 for the Audit and Compliance Committee

$12,500 for the Compensation Committee

$11,250 for the Nominating and Corporate Governance Committee

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The following table sets forth information on the compensation of all our non-employee directors for 2022:

	2022 Compensation(1)

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards (#)(3)	Stock Awards ($)(3)	Total Compensation ($)

Joseph W. Marshall, III	833	7,116	346,265	347,098

E. Scott Urdang	—	6,885	335,024	335,024

Earl C. Shanks	—	6,525	317,507	317,507

James B. Perry	140,000	3,802	185,005	325,005

Barry F. Schwartz	132,500	3,802	185,005	317,505

Lili Lynton	—	6,397	311,278	311,278

JoAnne A. Epps	122,500	3,802	185,005	307,505

(1)	There are no unvested stock awards outstanding as of December 31, 2022.

(2)

Cash fees include annual board retainer and, where applicable, committee retainers. Mr. Marshall, Mr. Urdang, Mr. Shanks and Ms. Lynton elected to receive their annual cash retainer and committee fees in the form of restricted stock in 2022.

(3)	The amounts listed above are calculated based on the closing price on the day prior to grant date and vest on December 1st of the year of the grant.

Director Stock Ownership Guidelines

Our Board believes that it is important for non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of our shareholders. Accordingly, the Board has established stock ownership guidelines for our non-employee directors. Each non-employee director is expected to acquire, and continue to hold during the term of his or her service on the Board, equity with a value equal to five times the annual cash retainer. The deadline to satisfy these guidelines is the later of March 22, 2023 or the fifth anniversary of the applicable non-employee director’s appointment or election. As of December 31, 2022, seven out of eight of our directors were in compliance with the ownership guidelines set forth above, with the only exception being a director appointed to the Board in 2021. That non-employee director satisfied the requirement on or about January 3, 2023.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board believes it is important for shareholders and others to have a process to send communications to the Board. Shareholders who wish to communicate with directors should do so by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary. The Secretary of the Company reviews all such correspondence and forwards to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or Board committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit and Compliance Committee.

DIRECTOR NOMINATION PROCESS

Minimum Qualifications of Directors

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for evaluating and recommending eligible candidates for membership on our Board, including director nominees suggested by, among others, other Board members, management and shareholders. The Nominating and Corporate Governance Committee is also responsible for examining the composition of the Board to ensure that the current and anticipated future needs of the Board and the Company are being met. Our Nominating and Corporate Governance Committee may also retain professional search firms to identify candidates.

The Nominating and Corporate Governance Committee seeks to identify, as candidates for director, persons with gaming and/or real estate industry knowledge; senior management experience; diverse demographics (including gender, race, ethnicity and age); analytical ability; diversity of viewpoints; business acumen; strength of character; integrity; and mature judgment. The Nominating and Corporate Governance Committee’s focus on diversity is evidenced by its commitment to include qualified candidates who identify as women and as underrepresented minorities in future board candidate searches, including any searches conducted by

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third-parties. The Nominating and Corporate Governance Committee will also consider, among other considerations set forth in the Company’s Corporate Governance Guidelines:

●	a candidate’s background and skills, including financial literacy, independence, and the contribution he or she would make in connection with the Company’s business strategy

●	a candidate’s ability to meet the suitability requirements of all applicable regulatory authorities

●	a candidate’s ability to represent the interests of the shareholders

●	a candidate’s ability to work constructively with the Company’s management and other directors

●	a candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties

The Nominating and Corporate Governance Committee Charter and the Corporate Governance Guidelines are made available on the “Investors” section of our website, www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

Commitment to Board Diversity

The Board is focused on ensuring that it is composed of individuals with an appropriate balance of diverse backgrounds, experiences, skill sets, perspectives, demographics (including gender, race, ethnicity and age), tenure, analytical ability and viewpoints. The Board confirms that the Company’s policy of non-discrimination and inclusiveness applies in the selection of its directors. The Board believes that Board diversity is critical to thoroughly assess risk, anticipate challenges and scrutinize the complex and dynamic issues that impact the Company and its industry, shareholders, stakeholders and the broader society. The current Nominating and Corporate Governance Committee Charter outlines the characteristics and qualifications sought by the Nominating and Corporate Governance Committee when considering potential director candidates, and includes, among other things, its commitment to Board diversity (including, gender, race, ethnicity and age).

The Nominating and Corporate Governance Committee’s view on the topic of diversity is multifaceted and aligned with our Board. Creating a Board of diverse, but also complementary, individuals requires the Nominating and Corporate Governance Committee to balance each factor through a holistic approach. Such an approach enables the Nominating and Corporate Governance Committee to identify and recommend, for the selection by a majority of the Board, the best director candidates. The Nominating and Corporate Governance Committee’s focus on diversity is evidenced by its commitment to include qualified candidates who identify as women and as underrepresented minorities in future board candidate searches, including any searches conducted by third-party consultants.

Shareholder Nominations of Directors and Other Business

Shareholders who (a) are not “Unsuitable Persons,” as that term is defined in our charter, (b) have beneficially owned at least 1% of the Company’s common stock for a continuous period of not less than 12 months before making such recommendation and (c) are entitled to vote at the Annual Meeting, may submit director nominations and proposals for other business for consideration by the Board of Directors and the Nominating and Corporate Governance Committee, as applicable, to be raised from the “floor” at our Annual Meeting, provided that such recommendations are in proper written form and timely received by the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than 120 and not more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. The requirements set forth in this section do not relate to shareholder proposals intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act.

With respect to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the recommendation for nomination or proposal is made, all notices must include the following information as further outlined in our Amended and Restated Bylaws:

●	the name and address of such shareholder, as they appear on the Company’s books, the telephone number of such shareholder, and the name, address and telephone number of such beneficial owner, if any

●

a statement or SEC filing from the record holder of the shares, derivative instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, derivative instruments or other interests have been held by such beneficial owner and any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and

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the rules and regulations promulgated thereunder, including, but not limited to, voting arrangements, rights to dividends or performance related fees associated with any securities held, material legal proceedings involving the Company, its directors, officers or affiliates, and any material interest in any material contract or agreement with the Company, its affiliates or any principal competitors

●	a representation that such shareholder and beneficial owner, if any, intend to be present in person at the meeting

●

a representation that such shareholder and such beneficial owner, if any, intend to continue to hold the reported shares, derivative instruments or other interests through the date of the Company’s next annual meeting of shareholders, and

●

a completed and signed questionnaire, multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by such shareholder and beneficial owner, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such shareholder or beneficial owner is an Unsuitable Person

Any notice pertaining to a shareholder recommendation for nomination for election or re-election as a director, must also include the following information:

●

all information relating to the recommended nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected)

●

a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each recommended nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant

●

a description of all relationships between the proposed nominee and the recommending shareholder and the beneficial owner, if any, and of any agreements, arrangements and understandings between the recommending shareholder and the beneficial owner, if any, and the recommended nominee regarding the nomination

●

a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions (if applicable) and any other persons with special interests regarding the Company

●

a completed and signed questionnaire, multi-jurisdictional personal history disclosure form, representations, agreement and consent to provide additional information and to submit to a background check prepared with respect to and signed by the recommended nominee, and such additional information, documents, instruments, agreements and consents as may be deemed useful to the Board of Directors to evaluate whether such nominee is an Unsuitable Person, and

●

the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (1) is not and will not become a party to a voting commitment that has not been disclosed to the Company or that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (2) is not and will not become a party to any compensation arrangement with any person or entity in connection with service or action as a director that has not been disclosed, and (3) in such person’s individual capacity, and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable publicly disclosed corporate governance and other policies and guidelines of the Company.

Any notice as to any business other than a recommendation for nomination of a director or directors that the shareholder proposes to bring before an annual meeting of shareholders, must also set forth (1) a brief description of the business desired to be brought before such meeting, the reasons for conducting such business at the annual meeting of shareholders and any material interest of such shareholder and beneficial owner, if any, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such shareholder and beneficial owner, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such shareholder and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration).

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EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for the Company’s executive compensation program. For purposes of the following Compensation Discussion and Analysis (“CD&A”), the terms “Committee” or “we” or “our” refer to the Compensation Committee of the Board.

The following CD&A describes our compensation philosophy, objectives and policies and how these are reflected in the compensation program for our NEOs. Our NEOs for 2022 were:

Name	Title

Peter M. Carlino	Chairman, Chief Executive Officer and President

Brandon J. Moore	Chief Operating Officer, General Counsel and Secretary

Desiree A. Burke	Chief Financial Officer and Treasurer

Matthew J. Demchyk	Senior Vice President and Chief Investment Officer

Steven L. Ladany	Senior Vice President and Chief Development Officer

Executive Compensation Reference Guide

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Executive Summary

GLPI is the most geographically diversified owner of gaming assets in the country and was the nation’s first real estate investment trust (“REIT”) focused on acquiring, owning and leasing real property assets to gaming operators under long-term net lease arrangements. The unique nature of the Company’s business model requires our management team to have a specialized skill set with knowledge and expertise in both the gaming and real estate industries. Acquiring gaming assets in a long-term lease requires an in-depth understanding of the underlying business and the market in which it operates. The Committee is committed to designing and maintaining an executive compensation program that attracts and retains top executive talent with the necessary experience in, and understanding of, gaming assets while recognizing that the overall construct of the compensation program reflects the Company’s operation as a publicly-traded triple-net REIT.

Our diversified geographic footprint spans 18 states in the U.S. today with a portfolio that has grown from 21 properties as of December 31, 2013 to 57 properties as of December 31, 2022(1), including over $10 billion in transactions since inception in 2013.

Property Growth(1) The portfolio has grown to 57 properties in 2022 from 21 properties in 2013.	Square-Footage(1) Expanded total square-footage from 7M to 27.8M from 2014 to 2022.	Hotel Rooms(1) The number of hotel rooms increased from 2,792 rooms in 2014 to 14,217 rooms in 2022.	Acreage(1) Total amount of acres rose from 3,245 acres to 5,952 acres from 2014 to 2022.

Diversity and Stability(1)

Geographic and Tenant Diversification	Structural Stability
High quality real estate spanning across 17 states with 6 premier tenants	90% of properties in cross-collateralized master leases with remaining lease terms in excess of 25 years

Value-Added Transaction	Tenant Stability
$839M in Acquisitions closed in 2022	87% of rent comes from premier publicly traded gaming companies (PENN, BYD, CZR AND BALY)

(1)

Excludes the January 3, 2023 acquisition of Hard Rock Hotel & Casino Biloxi and Bally’s Tiverton, which added 2.4 million of property square feet, increased properties owned to 59, increased owned acreage by 55.3, added 563 hotel rooms, and increased geographic diversification to 18 states (with the addition of Rhode Island).

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2022 Performance Highlights

The Company had an active and productive year marked by strong operating results, accretive transactions and increased dividends as we continued to leverage our deep knowledge of the gaming sector to drive long-term growth, while actively managing our tenant relationships, financing activities and capital structure. The successful execution of our strategy and business plan continues to deliver consistent long-term value creation for our shareholders.

Strong Financial Results

Significant Earnings Growth		Market-Leading Shareholder Value Creation

32%	$3.55	+13.5%	+46.2%	$0.705
Year-over-year growth in net income to $703,285	AFFO per diluted share and unit in 2022 (as compared to $3.44 in 2021)	One-Year TSR (100th percentile of the net-lease peer group)	Three-Year TSR (95th percentile of the net-lease peer group)	Quarterly dividend as of Q4 2022 (+5.2% since Q4 2021 and +17.5% since Q4 2020)

Strategic Achievements

✓	Entered into definitive agreements to acquire up to $1.4 billion in new properties, subject to certain conditions, through the expansion of our relationship with Bally’s Corporation (consistent with our business plan to drive accretive growth through acquisitions)

✓	Entered into a binding commitment with PENN Entertainment, Inc. to fund up to $575 million in development projects/relocations at certain existing properties (consistent with our business plan to drive accretive growth through investment in existing properties)

✓	Entered into a binding commitment with PENN Entertainment, Inc. to renegotiate certain leases to create a new master lease with fixed rent and escalation (added strength and stability by reducing volatility in rental income and eliminating two single-property leases)

✓	Completed transaction with Bally’s Corporation to ground lease land at the Tropicana Las Vegas and sell the building improvements (consistent with our business plan to monetize the Tropicana Las Vegas assets acquired from PENN Entertainment, Inc. during the COVID-19 pandemic)

✓	Completed previously announced acquisition of the real property assets of Bally’s Corporation’s three properties in Black Hawk, Colorado and its Quad Cities Casino & Hotel in Rock Island, Illinois (consistent with our commitment to drive accretive growth through acquisitions)

✓	Completed previously announced acquisition of the real property assets of Live! Casino & Hotel Philadelphia and Live! Casino Pittsburgh from The Cordish Companies (consistent with our commitment to drive accretive growth through acquisitions)

✓	Offered all tenants a new utility data tracking platform (at no charge to tenant) to encourage collection and disclosure of utility usage (consistent with our commitment to ESG)

✓	Formed a new ESG Steering Committee, which reports to the Nominating and Corporate Governance Committee of the Board (consistent with our commitment to ESG)

Balance Sheet Management

✓	Replaced existing credit facility with a new credit facility, expanding revolving credit capacity from $1.175 billion to $1.750 billion

✓	No outstanding cash balance under the Company’s credit facility as of December 31, 2022 with $1.75 billion of full revolver availability

✓	Issued 7.935 million shares of common stock in a bought overnight transaction, raising $350.8 million to support announced transactions

✓	Issued 5.2 million shares of common stock at an average price of $50.32 through the use of the Company’s low cost at-the-market offering program

✓	Creation of new $1 billion at-the-market offering program to permit the Company to opportunistically raise low-cost equity

✓	Net leverage below 5.0x at December 31, 2022

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Executive Compensation Highlights

Highlights of our overall 2022 executive compensation program are outlined below, with details discussed more fully throughout CD&A:

●	No increases to our CEO’s pay opportunity since our formation, including the following:

—	No increase in base salary
—	No increase in annual bonus payout opportunities

●	Ensured a best-in-class compensation structure, including the following 2022 highlights:

—	90% of cash bonus tied to pre-established goals
—	Incorporated objective ESG performance goals into our annual cash bonus program

●	Rigorous performance goals for both our annual performance cash bonus program and performance-based equity awards:

—	Maximum payout under the cash bonus program requires out-performance across multiple metrics
—	Maximum payout for the performance-based equity awards requires top quartile relative TSR performance over a three-year period
—	Performance-based equity award payout capped at target if absolute TSR is negative over the performance period

●	Over 60% of our NEOs’ pay opportunity is variable, performance-based compensation contingent upon the achievement of predetermined performance criteria designed to drive shareholder value:

—	Approximately 66% of the value of our CEO’s equity awards (and 64% for our other NEOs) are at-risk and contingent upon the Company achieving rigorous TSR hurdles over a three-year performance period

These two components of “at risk” compensation represent a significant portion of management’s total compensation opportunity:

(1)	Service-Based Award(s) includes the target value of the long-term fixed equity awards.

(2)	Performance-Based/“At-Risk” Compensation includes the annual performance cash awards and the target value of the long-term performance-based equity awards.

●

In lieu of employment agreements, we adopted the Executive Change in Control and Severance Plan in 2019 to provide certain of the members of the Company’s senior management with compensation and benefits in the event of certain termination events. The Executive Change in Control and Severance Plan is more fully described under “Certain Relationships and Related Person Transactions” in this Proxy Statement.

In addition, we are committed to strong corporate governance as highlighted by the following:

●	Stock ownership guidelines for our executive officers and non-employee directors
●	Anti-hedging policy that prohibits trading in puts, calls, options or other derivative instruments derived from the value of the Company’s stock
●	Double trigger vesting acceleration of incentive equity awards upon a change of control
●	No agreements or arrangements containing tax gross-ups or other similar tax indemnification provisions
●	Clawback policy that applies to all executive officers to recover incentive compensation under certain circumstances

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●

Enhanced commitment to ESG and diversity through formalized oversight by the Nominating and Corporate Governance Committee and a commitment to include women and underrepresented minorities in each new director candidate search

●

We actively engage with our shareholders on our compensation program, which has resulted in numerous changes over the past several years. During 2022, the Company’s outreach efforts included more than 300 contacts with investors. See “Shareholder Outreach” below for more information.

Shareholder Outreach

Our Board and management recognize the importance of ongoing engagement with our shareholders to enable us to understand and respond to shareholder concerns. The composition of the Company’s shareholder base has changed dramatically since its spin-off from PENN Entertainment, Inc. in 2013 from predominately gaming investors to largely REIT and index-oriented institutional investors. In response to our evolving shareholder base and feedback received, the Company has made meaningful changes to its corporate governance structure, compensation programs and ESG initiatives.

The Board believes that it is important to understand the reasons why shareholders choose not to support certain of the Board’s recommendations and to discuss the Company’s governance structure and initiatives shareholders would like the Board to consider in the upcoming year. Throughout the year, members of the management team, and in some cases members of the Board, engaged in routine and off-cycle investor outreach with the corporate governance teams of our top 20 shareholders as well as significant shareholders that either withheld votes or voted against the recommendations of the Board.

Through these outreach efforts, the Board and management gained a valuable understanding of the perspectives and concerns of each investor. The Board and management carefully consider shareholder feedback, as well as the results from our most recent shareholder advisory vote on executive compensation, when reviewing its corporate governance and executive compensation programs.

At the Company’s 2022 Annual Meeting of Shareholders, the majority of our shareholders (95.9% of shares voted) supported our shareholder advisory vote on executive compensation.

Compensation Philosophy and Objectives

We have adopted and annually review and confirm a compensation philosophy that serves as the guide for all executive compensation decisions. Our compensation philosophy is as follows:

The Company intends to maintain an executive compensation program that will help it attract and retain the executive talent needed to grow and further the strategic interests of the business in an increasingly competitive operating environment. To this end, the Company provides a compensation and benefits program designed to provide talented executives with good reason to remain with the Company and continue in their efforts to improve shareholder value, while carefully considering the impact of the Company’s actions on all stakeholders. The Company’s program is designed to motivate and reward executives to achieve and exceed targeted results. Pay received by the executives will be commensurate with the performance of the Company and their own individual contributions.

In order to achieve our stated compensation philosophy, our compensation program is guided by the following objectives:

●

offer a competitive and balanced compensation program to compensate executives for the unique experience required of our management team, taking into consideration the total compensation opportunity offered by other REITs and gaming companies

●	utilize a mix of fixed and performance-based compensation designed to closely align the interests of management with those of the Company’s shareholders, and

●	utilize rigorous performance-based metrics aligned with key strategic objectives that support long-term shareholder value

Annual Review and Approval Process

Role of the Compensation Committee

The Committee annually reviews and approves the executive compensation packages for our CEO and each of the other executive officers as well as confirms and approves performance-based awards earned for the most recently completed year. In establishing compensation packages, the Committee considers numerous factors and data, including:

●	the experience necessary to identify and solve the significant tax, accounting, legal and regulatory complexities inherent in the types of transactions pursued by the Company

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●	the compensation packages of gaming peers with whom the Company competes for talent and assets

●	the compensation packages, structure and performance goals of our REIT peers

●	the dividend payout for the previous fiscal year and projected dividends for the current year

●	the ability to negotiate definitive acquisition agreements for properties that will be accretive to the Company’s AFFO and dividend

●	the Company’s performance relative to its REIT peers

●	the ability to satisfy state gaming licensing requirements

●	the individual performance of the executives and their total compensation relative to executive peers;

●	a breakdown of the various components of each executive officer’s compensation package

●	perquisites and other benefits, if any, offered to each executive, and

●	the performance of previous performance-based equity incentive awards

The Committee reviews this information with its compensation consultant and certain members of the executive management team to revise or confirm the compensation packages for each executive officer. One of our goals is to ensure that base salaries and total compensation packages are appropriate to attract and retain executives with the gaming and real estate experience necessary to create long-term shareholder value and protect the interests of our stakeholders. We will also alter performance measures and/or the mix of cash and long-term equity incentive awards, as necessary, to ensure that management incentives continue to be aligned with shareholders.

Role of Management

The Company’s CEO works closely with the Committee to analyze relevant peer data and to determine the appropriate base salary, cash bonus and incentive award levels for each member of the executive management team. While the Committee values the judgment and input from the CEO, and considers his recommendations, the Committee ultimately retains sole discretion to approve the compensation packages for each member of the executive management team.

Role of Compensation Consultant

We retained Ferguson Partners Consulting L.P. (“FPC”) to advise us on compensation-related matters in 2022. We selected FPC because of its experience in assisting other REITs in determining the optimal type and balance of cash and incentive award components in a manner intended to align the interests of management and shareholders while being competitive. In addition to other tasks, FPC worked with management and the Committee to develop a peer group for use in structuring the Company’s executive compensation program. We review the peer group with FPC annually to ensure that it provides an accurate representation of the Company’s structure and operations. A description of the process and rationale utilized for selecting our 2022 executive compensation peer group is described below.

FPC reviewed the current compensation of each executive officer on several levels, including consideration of (a) cash versus equity-based incentive awards, (b) fixed versus variable compensation, (c) service-based vesting versus performance-based vesting, and (d) short-term awards versus long-term incentive awards. In addition, FPC provided the Committee with information regarding the compensation levels of executive officers in our selected peer group, as well as current compensation “best practices” and trends in the REIT and gaming industries. Based on all of the available information and discussions with the CEO, FPC provided its recommendation to the Committee as to the appropriate compensation of each executive officer or confirmed for the Committee that the suggested compensation packages were reasonable.

The Committee determined that no conflict of interest existed during 2022 between FPC and the Company (including the Board of Directors and management) pursuant to Item 407(e)(3)(iv) of SEC Regulation S-K. Neither FPC nor any affiliate provided additional services to the Company or its affiliates in excess of $120,000 during 2022.

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Executive Compensation Peer Group

Each year, the Committee reviews the executive compensation peer group to ensure the appropriateness of each peer company, as well as the peer group in totality based on the Company’s current dynamics based on the following:

GLPI Business Factors Used to Assess Peer Group Selection

Exclusively focused on the acquisition and development of gaming assets

Acquiring gaming assets from taxable corporations includes complex tax, accounting, legal and regulatory issues

Our executives require knowledge and expertise in both real estate and gaming operations to balance our strategic initiatives with our unique structure

We compete for talent and assets with not only REITs, but with companies in the highly competitive gaming industry

Based on this assessment, the Committee determined that the Company’s competitors consist of two distinct groups of companies (i) companies with whom we compete for investors and capital – gaming REITs and triple-net lease REITs, and (ii) companies with whom we compete with for talent and assets – gaming REITs and gaming operators. Accordingly, we reviewed our executive compensation peer group based on the following selection criteria:

●	Size – companies with implied market capitalization or total capitalization ranging from 0.3x to 3.0x that of the Company

●

Net Lease REITs – REITs with revenues primarily derived from net leases or triple-net leases that are comparable to the Company in terms of the knowledge and skills required by the executive team to effectively evaluate opportunities and structure leases

●	Gaming Expertise – gaming companies with whom the Company competes for talent and assets and have the knowledge to navigate the highly regulated and complex gaming industry

Applying these criteria, FPC recommended, and the Committee approved, the following peer group for 2022(1)(2):

Net Lease REITs	Gaming Companies
Alexandria Real Estate Equities, Inc.	Boyd Gaming Corporation
EPR Properties	Caesars Entertainment Inc.
Hudson Pacific Properties, Inc.	MGM Resorts International
Medical Properties Trust Inc.	PENN Entertainment, Inc.
National Retail Properties, Inc.	Wynn Resorts, Limited
Omega Healthcare Investors, Inc.
Realty Income Corporation
Spirit Realty Capital, Inc.
STORE Capital Corporation(2)
VICI Properties Inc.
Welltower Inc.
W. P. Carey Inc.

(1)	No changes were made to the Executive Compensation Peer Group in 2022.
(2)

STORE Capital Corporation was acquired by GIC and Oak Street on February 3, 2023. During the Committee’s peer group review process in 2022, the merger had not yet been approved by shareholders. As such, market data was still applicable, and the company remained an appropriate peer.

The majority of these peer companies share some, but not all, aspects of the Company’s business model given the unique nature of its business. While each peer is not entirely comparable to the Company, we believe on a blended basis our current peer group provides the most accurate representation of the Company’s operations and is appropriate particularly given that:

●	the peer group is over-weighted toward net lease REITs (represents more than two-thirds of the peer group)

●	our implied equity market capitalization and total enterprise value was above the median of the peer group

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During 2022, the Committee utilized peer group compensation data to understand the Company’s pay levels and structure as compared to the market. Although the Committee does not target a certain percentile of compensation, we believe it is important to understand the competitive landscape to effectively assess each executive officer’s total compensation opportunity, pay mix and governance practices. We strive to ensure that our compensation program and opportunities remain equitable and competitive, while also considering other factors such as overall market trends, shareholder feedback, internal equity and Company performance.

Risk Assessment

In establishing and reviewing our executive compensation program, we consider, among other things, whether the program properly motivates executives to focus on the creation of shareholder value without encouraging unnecessary or excessive risk taking. To this end, the Committee carefully reviews the principal components of executive compensation. Base salaries are reviewed annually. Annual incentive pay is focused on achievement of certain specific overall financial performance goals and is determined using multiple criteria with established maximum payouts. The other major component of our executive officers’ compensation is long-term incentives provided through the award of restricted stock, which we believe is important to help further align executives’ interests with those of our shareholders and other stakeholders. We believe that these cash and incentive awards, especially when combined with the stock ownership requirements and compensation clawback policy, described in this Proxy Statement under the heading Other Compensation Policies, appropriately balance risk, payment for performance and alignment of executive compensation with the interests of shareholders and other stakeholders without encouraging unnecessary or excessive risk taking.

Overview of 2022 Compensation

Elements of Compensation

The 2022 compensation program was heavily weighted towards performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and service-based vesting versus performance-based vesting of equity incentive awards was designed to ensure that management was, and remained, appropriately incentivized across a number of different business and economic environments. In addition, our program included both internal performance measures as well as external performance metrics to ensure that our executives were focused on the Company’s goals as well as its position in the market. The following is a summary of the key elements (with a more detailed description of each element provided below):

Component	Description	Objective	Strategic Rationale

Base Salary	Fixed cash compensation	Provide competitive fixed compensation considering the job responsibilities, individual performance, skills and experience	Designed to attract and retain executives with the experience and skills necessary to implement the Company’s growth strategy

Annual Performance Cash Awards	Cash compensation with 90% tied to achievement of pre-determined performance goals and 10% tied to qualitative performance	Provide variable incentives that may vary significantly year to year based on our annual results and specific strategic goals for the year	Motivates the achievement of short-term corporate objectives that are aligned with our annual budget and business plan and aligns executive and shareholder interests

Long-Term Fixed Equity Awards	Annual equity awards with time-based vesting equally over a three-year period	Supplement fixed compensation with long-term vesting to enhance retention and encourage long-term growth by subjecting recipients to the same market fluctuations as shareholders	Aligns executive and shareholder interests and rewards long-term stock performance

Long-Term Performance-Based Equity Awards	Annual equity award with three-year cliff vesting based on TSR measured against the US MSCI Index and triple-net REIT peers	Provide a significant portion of total potential compensation tied to superior long-term stock performance	Aligns executive and shareholder interests and rewards long-term stock performance with no payout for under-performance and capped payouts during periods of negative absolute TSR

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Base Salary

The base salaries of our executives are designed to compensate them for services rendered during the fiscal year and, consistent with our pay for performance philosophy, executives receive a significant portion of their overall targeted compensation in a form other than a fixed base salary. Although the Company does not generally benchmark against any particular percentile of base salaries of comparable executives within the Company’s peer group, we set salaries that are competitive with our peers so that the Company can attract and retain high-performing executives, including certain executives with experience in the gaming industry. In addition, we recognize that it is critical that executives have the experience necessary to identify and resolve the complex tax, accounting and legal and regulatory issues inherent in the type of transactions engaged in by the Company. Base salaries are then further adjusted for certain qualitative factors, including: specific position duties and responsibilities; tenure with the Company; individual contributions; value to the Company; and the overall reasonableness of an executive’s compensation.

Set forth below are the 2022 base salaries for each of the NEOs.

Executive	2022 Salary	Change

Chairman, Chief Executive Officer and President	$1,808,468	No Change Since 2012

Chief Operating Officer, General Counsel and Secretary	$500,000	$50,000 increase

Chief Financial Officer and Treasurer	$430,000	$10,000 increase

Senior Vice President and Chief Investment Officer	$420,000	$20,000 increase

Senior Vice President and Chief Development Officer	$390,000	$40,000 increase

Annual Performance Cash Awards

For 2022, the Committee adopted an annual cash bonus program designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives and near-term strategic priorities. These goals are critical to our long-term success and are designed to be challenging and rigorous to ensure that we remain focused on sustained growth and our overall business strategy. Additionally, the Committee also considered best practices and governance standards in designing our cash bonus program.

The annual cash bonus program has historically been based on the achievement of a number of specific performance criteria focused on the Company’s annual strategic goals and business plan, including specific AFFO and dividend targets. The performance assessment for 2022 was based on the following formula:

Metric and Rationale for Inclusion	Weighting	Threshold	Target	Maximum	Actual

AFFO Growth Motivates management to responsibly deploy capital accretively as measured by a frequently used REIT earnings metric	35%	$3.29 per share	$3.33 per share	$3.37 per share	$3.55 per share

Dividend Growth(1) Encourages management to focus on profitability and effectively increasing shareholder cash distributions	35%	N/A	$0.69 per share	$0.71 per share	$0.705 per share

Achievement of Company Objectives(2) Rewards management for the achievement of key priorities, including ESG responsibilities, balance sheet management and other relevant factors	20%	6	7	9	9

Qualitative/Individual Represents indicators of the executive’s success in fulfilling his or her responsibilities and in executing the business plan	10%	Compensation Committee’s Assessment—See Below

(1)	Based on per share dividends announced as of fourth quarter 2022.
(2)	Based on the achievement of: (a) ESG Responsibilities: (i) implement tenant utility tracking system (Achieved), and (ii) form an ESG

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Steering Committee (Achieved); (b) Balance Sheet Management: (i) Net Debt to Adjusted EBITDA at or less than 5.55x (Achieved), and (ii) issue a new tranche of debt with a maturity in excess of ten years (NOT Achieved); (c) Growth Initiatives: (i) complete acquisitions of Bally’s Black Hawk Casinos, Bally’s Quad Cities Casino & Hotel, Live! Casino & Hotel Philadelphia and Live! Casino Pittsburgh (Achieved), and (ii) enter into definitive agreement(s) that will add $20 million in additional rent (Achieved); (d) Other Strategic Objectives: (i) expand existing tenant relationships with the addition of rent through development projects at existing facilities or acquisitions (Achieved), and (ii) implement a comprehensive property inspection program (Achieved); and (e) Shareholder Engagement: (i) increase number of REIT analyst coverage (Achieved), and (ii) engage in at least 300 contacts with current and potential shareholders (Achieved).

In establishing performance metrics and targets for our annual cash bonus program, the Committee takes into consideration (i) strategic objectives for the year, (ii) our business plan, (iii) prior-year results, and (iv) growth expectations. Performance metric targets are intended to be challenging but achievable with maximum payouts only earned for exceptional performance. The Committee also takes into consideration more qualitative/individual factors to reward executives for non-financial achievements that are critical to the growth and success of our Company in the long-term.

We set the ranges of bonuses payable pursuant to the cash bonus measure for each executive as a percentage of annual base salary, as set forth below. In order to help manage total potential compensation payouts, annual cash bonus opportunities are capped at a maximum bonus level, regardless of the extent to which performance exceeds targeted levels.

Executive	Threshold	Target	Maximum

Chairman, Chief Executive Officer and President	50%	100%	200%

Chief Operating Officer, General Counsel and Secretary	37.5%	75%	150%

Chief Financial Officer and Treasurer	37.5%	75%	150%

Senior Vice President and Chief Investment Officer	37.5%	75%	150%

Senior Vice President and Chief Development Officer	37.5%	75%	150%

In the first quarter of 2023, the Committee evaluated 2022 performance, as detailed above, and determined that the Company’s performance achieved the maximum goals established under the scorecard, including successfully achieving ESG and strategic initiatives/objectives and effectively managing the balance sheet. The Committee also assessed the individual performance of each NEO, which accounts for only 10% of the overall bonus. The Committee determined that the individual component was achieved at maximum level based on its assessment of the Company’s overall financial and operational achievements and each NEO’s considerable efforts and contributions toward these achievements. Key considerations included:

●

Entered into definitive agreements to potentially acquire nearly $1.4 billion in new real property assets and invest an additional $575 million in existing assets through the expansion of existing tenant relationships

●

Significant value created for shareholders, including TSR of 13.5% over the one-year period and 46.2% over the three-year period ended December 31, 2022 (which represented shareholder value creation at the top of our industry)

Based on the formula and assessment described above and each executive’s bonus opportunities, the following illustrates the actual amount paid to each NEO for 2022:

Executive	Actual Bonus Percent of Base Salary	Actual Payment

Chairman, Chief Executive Officer and President	191%	$3,458,693

Chief Operating Officer, General Counsel and Secretary	143%	$717,188

Chief Financial Officer and Treasurer	143%	$616,781

Senior Vice President and Chief Investment Officer	143%	$602,438

Senior Vice President and Chief Development Officer	143%	$559,406

Long-Term Performance-Based Equity Awards

While the annual cash bonus program was designed to incentivize the Company’s management team to achieve specific near-term internal Company goals, the long-term performance equity award program was designed to focus management on the Company’s long-term performance in relation to the broader REIT indices. We believe that having a majority of compensation structured as equity compensation motivates executives to increase the long-term value of the Company by aligning a significant portion of their total compensation with the interests of the Company’s shareholders. We also believe that equity compensation is a critical tool in attracting and retaining executives with the type of entrepreneurial spirit that has been and will continue to be integral to the Company’s success.

Gaming and Leisure Properties, Inc.	2023 Proxy Statement | 35

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Awards have three-year cliff vesting with the amount of restricted shares vested at the end of the three-year period determined based on the Company’s performance during such period measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period is based on the Company’s three-year TSR ranking among the three-year return of the companies included in (1) the MSCI US REIT index, and (2) a triple-net REIT group that includes publicly-traded REITs with revenues primarily derived from triple-net leases. The triple-net REIT measurement group for awards granted in 2022 is set forth below.

Triple-Net REITs(1)
Agree Realty Corporation	Omega Healthcare Investors
Alexandria Real Estate Equities	Realty Income Corporation
Broadstone Net Lease	Sabra Health Care REIT, Inc.
CareTrust REIT, Inc.	Safehold Inc.
EPR Properties	Service Properties Trust
Essential Properties Trust	Spirit Realty Capital
Four Corners Property Trust	STAG Industrial Group
Global Net Lease	Uniti Group, Inc.
LXP Industrial Trust	VICI Properties Inc.
LTC Properties	W. P. Carey Inc.
Medical Properties Trust, Inc.
National Retail Properties

(1)	MGM Growth Properties LLC, STORE Capital Corporation, and VEREIT, Inc. were acquired and accordingly removed from the initial triple-net REIT peer group.

The performance hurdles and levels of opportunity for performance-based restricted stock awards granted in 2022 are set forth below. The awards provide for linear vesting in between achievement levels with vesting capped at target if TSR over the three-year performance period is negative.

Level	Relative TSR Hurdles (%)	Payout Percentage

Below Threshold	< 25th percentile	0%

Threshold	25th percentile	50%

Target	50th percentile	100%

Maximum	75th percentile	200%

The following table sets forth the target number of performance-based awards granted to each NEO in 2022:

Executive	Target Performance-Based Equity Awards

Chairman, Chief Executive Officer and President	110,000

Chief Operating Officer, General Counsel and Secretary	40,000

Chief Financial Officer and Treasurer	32,000

Senior Vice President and Chief Investment Officer	30,000

Senior Vice President and Chief Development Officer	30,000

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The performance awards granted in January 2020 were each earned as of December 31, 2022 between target and maximum as a result of the Company’s relative TSR ranking compared to the MSCI US REIT index and the net lease REIT group for the measurement period. The following table shows the status of the performance awards granted in each of 2018 through 2022.

Program	Performance Period	Performance Metric	Actual Performance	Status as of 12/31/22

2022 Performance Awards	January 2022-December 2024	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2024	Relative TSR would result in 200% of MSCI US REIT-based target award and 200% of the triple-net lease-based target award

2021 Performance Awards	January 2021-December 2023	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2023	Relative TSR would result in 200% of MSCI US REIT-based target award and 200% of the triple-net lease-based target award

2020 Performance Awards	January 2020-December 2022	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Matures 12/31/2022	200% of the target award was earned

2019 Performance Awards	January 2019-December 2021	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Relative TSR for the MSCI US REIT Index was the 70.5th percentile and for the Select Triple-Net Lease REITs was 72nd percentile	182% of target of the MSCI US REIT-based award and 188% of target of the Select Triple-Net Lease REITs was earned

2018 Performance Awards	January 2018 - December 2020	Relative TSR vs. MSCI US REIT Index and Select Triple-Net Lease REITs	Above 75th Percentile	200% of the target award was earned

We believe that this long-term performance-based equity incentive program complements the annual cash incentive program by providing the appropriate balance between performance-based cash and performance-based equity awards.

Long-Term Service-Based Equity Awards

In addition to the long-term performance-based equity awards, we also grant service-based awards with long-term vesting that serve as a critical retention tool and are directly correlated with the Company’s share price performance. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.

Our service-based equity awards are granted as a set number of shares per year, with periodic modifications to reward executives for performance or increased responsibilities. This further aligns our executive officers with our shareholders as the value of their equity awards can only increase (or decrease) with any changes in share price year-over-year and subjects them to the same market fluctuations as our shareholders.

The number of shares of restricted stock awarded to each NEO for 2022 was as follows:

Executive	Number of Shares

Chairman, Chief Executive Officer and President	50,000

Chief Operating Officer, General Counsel and Secretary	20,000

Chief Financial Officer and Treasurer	16,000

Senior Vice President and Chief Investment Officer	15,000

Senior Vice President and Chief Development Officer	15,000

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Overview of 2023 Compensation Program

After reviewing the business strategy for 2023, taking into consideration certain promotions in 2022, current market data and the effectiveness of our historical programs, the Compensation Committee approved the following key changes with respect to our executive compensation structure for 2023:

●	Target compensation was adjusted by the Committee for 2023 for the following NEOs:

●

Mr. Carlino, Chairman, Chief Executive Officer and President, received an adjustment in the number of service-based awards to 55,000 shares to return to the number prior to his voluntary reduction in 2021

●

Mr. Moore, Chief Operating Officer, General Counsel and Secretary, received a $100,000 increase in base salary, a 2,000 increase in the number of service-based awards and a 4,000 increase in the number of performance-based awards at target in recognition of his promotion to Chief Operating Officer in October 2022

●

Ms. Burke, Chief Financial Officer and Treasurer, received a $95,000 increase in base salary, a 2,000 increase in the number of service-based awards and a 4,000 increase in the number of performance-based awards at target in recognition of her promotion to Chief Financial Officer from Chief Accounting Officer in October 2022

●	Mr. Demchyk, Senior Vice President and Chief Investment Officer, received a $10,000 increase in base salary

●	Mr. Ladany, Senior Vice President and Chief Development Officer, received a $40,000 increase in base salary

●

A formulaic cash bonus program for 2023 based on: (i) AFFO per share (35%); (ii) dividend per share (35%); (iii) achievement of stated strategic objectives, which include ten goals related to (a) ESG responsibility, (b) balance sheet management, (c) growth initiatives, (d) shareholder engagement and (e) other key strategic metrics (20%); and (iv) discretionary assessment of individual performance by the Committee (10%).

Deferred Compensation

The Company does not maintain any defined benefit pension programs for its executives. The Company maintains an elective non-qualified deferred compensation plan for executives. Pursuant to the plan, the Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. All amounts credited to an executive’s account are notionally invested, as directed by the executive, in commonly available mutual funds, and the Company does not guarantee any minimum returns. The plan is unfunded and benefits are paid from the Company’s general assets. However, the Company currently contributes funds into a grantor trust on a monthly basis in respect of these deferred compensation obligations. The Company generally sets aside separately the amounts deferred by the executives and the matching contributions thereon and, to protect against excess liabilities, invests such amounts in the mutual funds selected by each executive. The deferred compensation program is described in more detail under the heading “Gaming and Leisure Properties Inc. Deferred Compensation Plan” of this Proxy Statement.

Benefits and Perquisites

We believe that executives should be offered customary benefits and perquisites that are reasonable relative to the benefits provided to all employees, are consistent with competitive practices among the Company’s peer group and, in certain circumstances, may address a particular reasonable issue or concern of an executive. The standard benefits offered to all of the Company’s employees include medical, dental and vision insurance, group life insurance, short and long-term disability and a 401(k) with certain contributions matched by the Company (50% of employee contributions, subject to applicable contribution limits). Consistent with the objectives described above, the Company also provides certain executive officers with additional supplemental benefits and perquisites, including in limited instances, use of the Company’s private aircraft where individual circumstances merit. The description and value of such supplemental benefits and perquisites in 2022 can be found on the “All Other Compensation Table” of this Proxy Statement.

Employment Agreements

None of the NEOs have an employment agreement with the Company.

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Other Compensation-Related Policies

Stock Ownership Guidelines

The Compensation Committee believes that it is important for executive officers and non-employee directors to have a financial stake in the Company such that their interests are more closely aligned with those of the Company’s shareholders. Accordingly, the Committee has established stock ownership guidelines for our executive officers and non-employee directors. Each executive and non-employee director is expected to acquire, and continue to hold during the term of his or her employment, equity with a value equal to the multiple of his or her annual base salary/cash retainer as indicated below. These guidelines must be satisfied within five years of the date of adoption of these guidelines, or the fifth anniversary of the executive officer’s or non-employee director’s appointment, whichever is later.

Title	Multiple

Non-Employee Directors	5x Annual Cash Retainer

Chairman and Chief Executive Officer	5x Base Salary

Chief Operating Officer, General Counsel and Secretary	3x Base Salary

Chief Financial Officer and Treasurer	2x Base Salary

Senior Vice President, Chief Development Officer	2x Base Salary

Senior Vice President, Chief Investment Officer	2x Base Salary

Anti-Hedging and Anti-Pledging Policy. We believe that equity ownership fosters an atmosphere where directors and officers “think like owners” and are motivated to increase the long-term value of the Company by aligning their interests with those of the Company’s shareholders. Accordingly, we have adopted policies prohibiting each of the Company’s directors and executive officers from engaging in hedging transactions or, under limited circumstances subject to the approval of the Audit and Compliance Committee, pledging Company shares.

Compensation Clawback Policy. The Company has a commitment to ensure that its executive officers adhere to the highest professional and personal standards. Accordingly, the Company’s policy is that misconduct by any executive officer that leads to a restatement of the Company’s financial results could subject executive officers to disgorge prior compensation to the extent such compensation would not have been earned based on the restated financial statements. In light of the highly regulated nature of the Company’s business, the Committee would likely pursue such remedy, among others, where appropriate, based on the facts and circumstances surrounding the restatement and existing laws. Although the SEC has adopted new rules regarding the scope and function of clawback policies, such rules await implementation by Nasdaq under its listing standards; accordingly, the Company anticipates that it will modify its policy to comply with such standards not later than their effectiveness.

Statutory and Regulatory Considerations. In designing the Company’s compensatory programs, we consider the various tax, accounting and disclosure rules associated with various forms of compensation. We also review and consider the deductibility of executive compensation under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Tax Cuts and Jobs Act, enacted in December 2017, amended certain aspects of Section 162(m) specifically affecting the exclusion of performance-based compensation from the $1 million limit or deductions for executive compensation in future years. For 2022, we considered the implications and exemptions to such limitation. We seek to preserve the Company’s tax deductions for executive compensation to the extent consistent with the Company’s executive compensation objectives. However, we may also from time to time consider and grant compensation that may not be tax deductible if we believe such compensation is warranted to achieve the Company’s objectives.

Compensation Committee Report

We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussion with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and, by reference, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee

James B. Perry, Chair

Joseph W. Marshall, III

E. Scott Urdang

The foregoing report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

Gaming and Leisure Properties, Inc.	2023 Proxy Statement | 39

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Summary Compensation Table

The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2022, 2021 and 2020 by the Company’s NEOs:

Name and Principal Position	Year	Salary ($)	Stock Awards – Time- Based ($)(1)	Stock Awards – Performance- Based ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Peter M. Carlino Chairman, Chief Executive Officer and President	2022	1,808,468	2,433,000	6,728,700	3,458,693	560,321	14,989,182
	2021	1,808,468	2,120,000	5,475,800	3,616,934	386,236	13,407,438
	2020	1,808,468	2,367,750	5,196,400	1,808,468	484,677	11,665,763

Brandon J. Moore Chief Operating Officer, General Counsel and Secretary	2022	500,000	973,200	2,446,800	717,188	66,375	4,703,563
	2021	450,000	742,000	1,742,300	675,000	45,687	3,654,987
	2020	425,000	645,750	1,181,000	318,750	59,294	2,629,794

Desiree A. Burke Chief Financial Officer and Treasurer	2022	430,000	778,560	1,957,440	616,781	60,625	3,843,406
	2021	420,000	678,400	1,592,960	630,000	43,250	3,364,610
	2020	400,000	645,750	1,181,000	300,000	56,225	2,582,975

Matthew J. Demchyk Senior Vice President and Chief Investment Officer	2022	420,000	729,900	1,835,100	602,438	58,625	3,646,063
	2021	400,000	636,000	1,493,400	600,000	36,250	3,165,650
	2020	360,000	538,125	1,181,000	180,000	18,000	2,277,125

Steven L. Ladany Senior Vice President, Chief Development Officer	2022	390,000	729,900	1,835,100	559,406	53,375	3,567,781
	2021	350,000	508,800	1,194,720	525,000	32,000	2,610,520
	2020	290,000	322,875	708,600	145,000	35,690	1,502,165

(1)

The amounts reflect the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation—Stock Compensation” (“ASC 718”). The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Included in stock awards reported each year are restricted stock awards granted each year relating to the Company’s long-term fixed equity award grant. For more information on the Company’s long-term fixed equity awards, see the “Overview of 2022 Compensation” section of the “Compensation Discussion and Analysis” included in this Proxy Statement.

(2)

The amounts reflect the aggregate grant date fair value calculated in accordance with ASC 718. The assumptions used in calculating these amounts are described in footnote 2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Included in stock awards reported each year are performance-based restricted stock awards granted each year, relating to the Company’s long-term performance-based equity award grant. For more information on the Company’s long-term performance-based equity awards, see the “Overview of 2022 Compensation” section of the “Compensation Discussion and Analysis” included in this Proxy Statement. The following table discloses the aggregate grant date fair value of the award, assuming maximum level of achievement, but does not estimate dividends:

Year	Peter M. Carlino	Brandon J. Moore	Desiree A. Burke	Matthew J. Demchyk	Steven L. Ladany

2022	$10,705,200	$3,892,800	$3,114,240	$2,919,600	$2,919,600

2021	$9,328,000	$2,968,000	$2,713,600	$2,544,000	$2,035,200

2020	$9,471,000	$2,152,500	$2,152,500	$2,152,500	$1,291,500

(3)

The amounts reported each year reflect annual performance cash awards earned for each period and paid in the subsequent period. For more information on the Company’s annual performance cash awards, see the “Compensation Discussion and Analysis” included in this Proxy Statement.

(4)	See “All Other Compensation Table” included in this Proxy Statement for more information.

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All Other Compensation Table

The following table describes each component of the All Other Compensation column of the Summary Compensation Table:

		Company Contributions to Deferred Compensation Plan ($)(1)		Perquisites
Name	Year		Company Contributions to 401(k) ($)(2)	Personal Use of Company Vehicle ($)(3)	Personal Use of Company Airplane ($)(4)	Other ($)(5)	Total ($)

Peter M. Carlino	2022	271,270	7,625	8,148	268,446	4,832	560,321
	2021	180,847	7,250	8,148	185,339	4,652	386,236
	2020	265,844	7,125	7,322	199,754	4,632	484,677

Brandon J. Moore	2022	58,750	7,625	—	—	—	66,375
	2021	38,437	7,250	—	—	—	45,687
	2020	52,169	7,125	—	—	—	59,294

Desiree A. Burke	2022	53,000	7,625	—	—	—	60,625
	2021	36,000	7,250	—	—	—	43,250
	2020	49,100	7,125	—	—	—	56,225

Matthew J. Demchyk	2022	51,000	7,625	—	—	—	58,625
	2021	29,000	7,250	—	—	—	36,250
	2020	18,000	—	—	—	—	18,000

Steven L. Ladany	2022	45,750	7,625	—	—	—	53,375
	2021	24,750	7,250	—	—	—	32,000
	2020	28,565	7,125	—	—	—	35,690

(1)	This column reports the Company’s matching contributions under the Company’s Deferred Compensation Plan.

(2)	This column reports the Company’s contributions to the NEOs’ 401(k) savings accounts.

(3)	The amount allocated for personal use of a company vehicle is calculated based upon the lease value of the vehicle and an estimate of personal usage provided by the executive.

(4)

The amount allocated for personal aircraft usage is calculated based on the incremental cost to the Company for fuel, landing fees and other variable costs of operating the aircraft. Since the Company’s aircrafts are used for business travel, the Company does not include fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase cost of the aircraft and the cost of long-term maintenance.

(5)	This column reports the Company’s payment of country club memberships for Mr. Carlino.

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Pay versus Performance Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2022, 2021 and 2020 by the Company’s NEOs:

Year	Summary Compensation Total for CEO (1)(2)	Compensation Actually Paid to CEO (3)	Average SCT Total for Non-CEO NEOs (1)(2)	Average Compensation Actually Paid to Non-CEO NEOs (3)	Value of Initial Fixed $100 Investment based on:		Net Income	AFFO per Diluted Share (5)
					TSR (4)	Peer Group TSR (4)

2022	14,989,182	28,441,757	3,940,203	7,443,508	146.17	99.82	684.7	3.55

2021	13,407,438	20,650,901	3,395,082	5,189,844	128.80	132.23	534.0	3.44

2020	11,665,763	16,277,705	3,567,439	3,519,908	105.44	92.43	505.7	3.45

(1)
For all periods presented, our CEO is Peter Carlino. For the 2022 period presented our other NEOs are Brandon Moore, Desiree Burke, Matthew Demchyk, and Steven Ladany. For the 2021 period presented, our other NEOs are Brandon Moore, Desiree Burke and Matthew Demchyk. For the 2020 period presented our other NEOs are Steven Snyder, Brandon Moore, Desiree Burke and Matthew Demchyk. Please refer to “Executive Officers” of this Proxy Statement for additional information.

(2)
The values reflected in this column reflect the “Total” compensation set forth in the Summary Compensation Table (“SCT”) of the corresponding years Proxy Statement for
o
ur CEO and average of our other NEOs. See the footnotes to the respective tables for further detail regarding the amounts in this column.

(3)
In accordance with SEC rules, the Compensation actually paid (“CAP”) reflected in this column is computed by replacing the amounts in the “Time Based Stock Awards” and “Performance Based Stock Awards” column of the SCT for each year from the “SCT Total” column of this table with the following amounts: (i) the fair value as of the last day of the reporting year of unvested equity awards (or portions thereof) that were granted during such year, (ii) as of the last day of the reporting year, the change in fair value of unvested equity awards granted in prior years that remain unvested as of the last day of such year compared to the last day of the previous reporting year, (iii) as of the applicable vesting date, the change in fair value of equity awards that vested during the reporting year compared to the last day of the previous rep orting y
ear (iv) as of the applicable vesting date the fair value of stock awards that were granted and vested during the reporting year and (v) the value of dividends paid in cash on performance based stock awards that vested during the reporting year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our CEO or other NEOs during the applicable year. In accordance with Item 402(v) of Regulation
S-K,
CAP for our CEO and Average CAP for our other NEOs was computed as follows:

	2022		2021		2020
	CEO	Other NEO Average	CEO	Other NEO Average	CEO	Other NEO Average

SCT Total Compensation	$14,989,182	$3,940,203	$13,407,438	$3,395,082	$11,665,763	$3,567,439

Minus SCT Stock Awards Value	(9,161,700)	(2,821,500)	(7,595,800)	(2,295,020)	(7,564,150)	(2,030,806)

Plus Fair Value of Unvested Equity Awards Granted During the Reporting Year as of Last Day of Reporting Year	13,089,700	4,005,045	9,522,500	2,870,553	9,331,300	1,643,563

Plus Change in Fair Value of Unvested Equity Awards Granted in Prior Years as of Last Day of Reporting Year from Last Day of Year Preceding Reporting Year	5,341,714	1,469,113	2,424,395	561,432	604,450	103,167

Plus (Minus) Change in Fair Value of Equity Awards Vested in Reporting Year as of Vesting Date from Last Day of Year Preceding Reporting Year	2,377,734	481,407	1,235,850	281,291	522,133	(632,299)

Plus Fair Value of Awards Granted During the Reporting Year that Vested During the Reporting Year	—	—	—	—	—	562,350

Plus Value of Accrued Dividends Paid Upon Vesting of Equity Awards in Reporting Year	1,805,127	369,240	1,656,518	376,506	1,718,209	306,494

Total CAP	$28,441,757	$7,443,508	$20,650,901	$5,189,844	$16,277,705	$3,519,908

(4)
Reflects the cumulative TSR of the Company and the US MSCI REIT Index for the year ended December 31, 2020, the two years ended December 31, 2021 and the three years ended December 31, 2022, assuming a $100 investment at the closing price on December 31, 2019 and the reinvestment of all dividends before consideration of income taxes.

(5)
AFFO is a
non-GAAP
financial measure. For a definition and reconciliation of this non-GAAP
financial measure to the most directly comparable GAAP measure, see the section entitled “FFO, AFFO and Adjusted EBITDA” on pages 50 – 52 of our 2022 Annual Report. AFFO per share is presented on a fully diluted basis assuming full conversion of limited partnership units to common shares and therefore before the income statement impact of non-controlling
interests.

42 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

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Financial Performance Measures
The most important financial performance measures used by the Company to link compensation actually paid to performance for the most recently completed fiscal year are listed herein.

Significant Financial Performance Metrics

TSR Compared to Peer Groups

AFFO Per Diluted Share

Dividends Per Share
The 2022 compensation program was heavily weighted towards performance-based compensation utilizing several different performance metrics. The mix of cash versus equity-based incentive awards, fixed versus variable compensation, and service-based vesting versus performance-based vesting of equity incentive awards was designed to ensure that management was, and remained, appropriately incentivized across a number of different business and economic environments. In addition, our program included both internal performance measures as well as external performance metrics to ensure that our executives were focused on the Company’s goals as well as its position in the market. The annual cash bonus program is designed to motivate the executive officers and other members of the management team to achieve certain Company growth objectives and near-term strategic priorities. The program was based on the achievement of a number of specific performance criteria focused on the Company’s annual strategic goals and business plan, including specific AFFO and dividend targets, as well as qualitative items such as balance sheet management, acquisition targets, corporate social and governance responsibility, shareholder engagement and other strategic objectives. While the annual cash bonus program was designed to incentivize the Company’s management team to achieve specific near-term internal Company goals, the long-term performance equity award program was designed to focus management on the Company’s long-term performance in relation to the broader REIT indices. Awards have three-year cliff vesting with the amount of restricted shares vested at the end of the three-year period determined based on the Company’s performance during such period measured against its peers. More specifically, the percentage of shares vesting at the end of the measurement period is based on the Company’s three-year TSR ranking among the three-year return of the companies included in (1) the MSCI US REIT index, and (2) a triple-net
REIT group that includes publicly-traded REITs with revenues primarily derived from triple-net
leases. In addition to the long-term performance-based equity awards, we also grant service-based awards with long-term vesting that serve as a critical retention tool and are directly correlated with the Company’s share price performance. Awards vest at a rate of 33.33% per year and are generally subject to continued employment.
Pay versus Performance Analysis
The following graphs illustrate the relationship, during the period beginning January 1, 2020 and ending December 31, 2022, of the CAP of our CEO and the average CAP of other NEO’s to:

●	our cumulative TSR and the cumulative TSR of constituent companies in the MSCI US REIT Index

●	our net income

●	our AFFO per diluted share (in each case as set forth in the table above)
For additional information on these metrics please refer to our Annual Reports on Form
10-K
and definitive proxy statements on DEF 14A filed with the SEC for each year.

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Compensation Actually Paid (CAP) vs. Cumu
lative
TSR

Compensation Actually Paid (CAP) vs. Net Income

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Compensation Actually Paid (CAP) vs. AFFO Per Diluted Share

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2022 Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to the NEOs in 2022:

			Estimated future payouts under equity incentive plan awards			All Other Stock Awards

Name	Grant Date	Grant Board Approval Date	Threshold (#)(1)	Target (#)(1)	Maximum (#)(1)	Number of Securities Underlying Stock Awards (#)(2)	Grant Date Fair Value of Stock Awards ($) (3)

Peter M. Carlino

Long-Term Fixed Equity Awards	1/3/2022	12/21/2021				50,000	2,433,000

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/3/2022	12/21/2021	—	55,000	110,000		3,421,000

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/3/2022	12/21/2021	—	55,000	110,000		3,307,700

Brandon J. Moore

Long-Term Fixed Equity Awards	1/3/2022	12/21/2021				20,000	973,200

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/3/2022	12/21/2021	—	20,000	40,000		1,244,000

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/3/2022	12/21/2021	—	20,000	40,000		1,202,800

Desiree A. Burke

Long-Term Fixed Equity Awards	1/3/2022	12/21/2021				16,000	778,560

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/3/2022	12/21/2021	—	16,000	32,000		995,200

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/3/2022	12/21/2021	—	16,000	32,000		962,240

Matthew J. Demchyk

Long-Term Fixed Equity Awards	1/3/2022	12/21/2021				15,000	729,900

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/3/2022	12/21/2021	—	15,000	30,000		933,000

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/3/2022	12/21/2021	—	15,000	30,000		902,100

Steven L. Ladany

Long-Term Fixed Equity Awards	1/3/2022	12/21/2021				15,000	729,900

Long-Term Performance—Based Equity Awards—MSCI US REIT Index	1/3/2022	12/21/2021	—	15,000	30,000		933,000

Long-Term Performance—Based Equity Awards—Triple-Net REIT Group	1/3/2022	12/21/2021	—	15,000	30,000		902,100

(1)

Awards represent performance-based restricted stock with cliff vesting at the end of the performance period beginning on January 1, 2022 and ending on December 31, 2024. The amount of restricted shares vested at the end of the performance period can range from zero to a maximum of 200% of target, depending on the level of achievement of the performance goals measured against the return of the companies included in the MSCI US REIT Index or in the triple-net REIT group set forth by the Company over the measurement period. In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control. For more information on the Company’s performance-based equity awards, see the “Overview of 2022 Compensation” section of the “Compensation Discussion and Analysis” included in this Proxy Statement.

(2)

Awards represent restricted stock awards granted to the NEOs as part of their annual compensation. All grants have vesting over three years, 33.33% on the first anniversary of the date of grant and 33.33% on each succeeding anniversary.

(3)

Represents the aggregate grant date fair value of awards under ASC 718. Generally, the aggregate grant date fair value is the amount the Company would expense in its financial statements over the award’s vesting period. The Company utilized a third party valuation firm to measure the fair value of the performance-based restricted stock awards at grant date using the Monte Carlo model. Additional information regarding the calculation of the grant date fair value is included in footnote 2 to the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

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Outstanding 2022 Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards outstanding as of December 31, 2022 and which have been reported in the appropriate period in the Summary Compensation Table when granted:

			Stock Awards		Performance Awards

Name	Stock Award Grant Date		Number of Shares or Units Held that Have Not Vested (#)(3)	Market Value of Shares or Units Held that Have Not Vested ($)(4)	Number of Unearned Shares or Units Held that Have Not Vested (#)(5)	Market Value of Unearned Shares or Units Held that Have Not Vested ($)(6)

Peter M. Carlino	1/2/2020		18,333	954,966

	1/2/2020	(1)			110,000	6,632,450

	1/2/2020	(2)			110,000	6,632,450

	1/4/2021		33,333	1,736,316

	1/4/2021	(1)			110,000	6,357,450

	1/4/2021	(2)			110,000	6,357,450

	1/3/2022		50,000	2,604,500

	1/3/2022	(1)			110,000	6,038,450

	1/3/2022	(2)			110,000	6,038,450

Brandon J. Moore	1/2/2020		5,000	260,450

	1/2/2020	(1)			25,000	1,507,375

	1/2/2020	(2)			25,000	1,507,375

	1/4/2021		11,666	607,682

	1/4/2021	(1)			35,000	2,022,825

	1/4/2021	(2)			35,000	2,022,825

	1/3/2022		20,000	1,041,800

	1/3/2022	(1)			40,000	2,195,800

	1/3/2022	(2)			40,000	2,195,800

Desiree A. Burke	1/2/2020		5,000	260,450

	1/2/2020	(1)			25,000	1,507,375

	1/2/2020	(2)			25,000	1,507,375

	1/4/2021		10,666	555,592

	1/4/2021	(1)			32,000	1,849,440

	1/4/2021	(2)			32,000	1,849,440

	1/3/2022		16,000	833,440

	1/3/2022	(1)			32,000	1,756,640

	1/3/2022	(2)			32,000	1,756,640

Matthew J. Demchyk	1/2/2020		4,166	217,007

	1/2/2020	(1)			25,000	1,507,375

	1/2/2020	(2)			25,000	1,507,375

	1/4/2021		10,000	520,900

	1/4/2021	(1)			30,000	1,733,850

	1/4/2021	(2)			30,000	1,733,850

	1/3/2022		15,000	781,350

	1/3/2022	(1)			30,000	1,646,850

	1/3/2022	(2)			30,000	1,646,850

Steven L. Ladany	1/2/2020		2,500	130,225

	1/2/2020	(1)			15,000	904,425

	1/2/2020	(2)			15,000	904,425

	1/4/2021		8,000	416,720

	1/4/2021	(1)			24,000	1,387,080

	1/4/2021	(2)			24,000	1,387,080

	1/3/2022		15,000	781,350

	1/3/2022	(1)			30,000	1,646,850

	1/3/2022	(2)			30,000	1,646,850

(1)	Performance-based equity awards based on the Company’s performance ranking among the US MSCI REIT Index.

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(2)	Performance-based equity awards based on the Company’s performance ranking among the triple-net REIT peers.

(3)

Represents restricted stock awards with forfeiture provisions that lapse 33.33% on each of the first, second, and third anniversary of the date of grant. In the event of a change-of-control, the forfeiture restrictions on restricted stock lapse immediately.

(4)	Calculated based on the Company’s common stock closing price of $52.09 on December 30, 2022, which was the last trading day of 2022.

(5)

The amount of restricted stock to actually vest at the end of the performance period can range from zero to the maximum as described in the long-term performance-based equity awards section of the “Overview of 2022 Compensation” section of the “Compensation Discussion and Analysis” included in this Proxy Statement. The forfeiture provisions on the performance-based restricted stock awards granted lapse at the end of their three-year measurement period. In the event of a change-of-control, awards vest immediately at target level or, if greater, the actual level of achievement as of the date of the change-of-control, annualized for the entire performance period. As of December 31, 2022, all grants are disclosed at maximum.

(6)

Calculated based on the Company’s common stock closing price of $52.09 on December 30, 2022, which was the last trading day of 2022 plus dividends paid during the applicable performance period as of December 31, 2022.

2022 Stock Vested

The following table sets forth information concerning restricted stock awards vested during fiscal 2022:

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Peter M. Carlino	290,988	14,118,785

Brandon J. Moore	69,847	3,389,180

Desiree A. Burke	69,347	3,364,930

Matthew J. Demchyk	67,346	3,248,867

Steven L. Ladany	41,407	2,009,039

(1)

The value realized for vested shares is calculated based on the closing price of the Company’s common stock on the day prior to vesting for awards, not the grant date fair value disclosed elsewhere in this Proxy Statement. Includes performance share dividends, which are paid at vesting in Company common stock.

2022 Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation of the NEOs:

Name	Amount Previously Reported ($)	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)

Peter M. Carlino	27,783,855	542,540	271,270	(5,887,819)	—	22,709,846

Brandon J. Moore	781,380	117,500	58,750	(167,889)	(144,116)	645,625

Desiree A. Burke	1,170,378	106,000	53,000	(237,684)	(137,469)	954,225

Matthew J. Demchyk	234,705	102,000	51,000	(31,653)	—	356,052

Steven L. Ladany(4)	—	91,500	45,750	(72,107)	(56,006)	447,845

(1)	For each NEO, the executive’s contribution is included in the NEO’s salary and/or non-equity executive compensation for 2022, as reported in the Summary Compensation Table.

(2)	For each NEO, the Company’s contribution is included in the NEO’s other compensation for 2022, as reported in the Summary Compensation Table.

(3)	Amounts reflect the change in account value during 2022. No amounts are reported in the Summary Compensation Table because earnings were not above market or preferential.

(4)	Steven L. Ladany had a beginning balance of $438,708 which was not previously reported.

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Gaming and Leisure Properties, Inc. Deferred Compensation Plan

Pursuant to the Company’s Deferred Compensation Plan, as amended, most management and certain other highly compensated employees selected by the committee administering the plan (the “Plan Committee”) may elect to defer, on a pre-tax basis, a percentage of his or her salary and/or bonus. The minimum amount deferrable is $3,000 and the maximum is 90% of his or her base annual salary and/or bonus. Generally, deferral elections must be made before the beginning of the year in which compensation will be earned. The Company’s contributions under the plan are equal to 50% of the participant’s deferral for the first 10% of the salary and/or bonus deferred, subject to a maximum annual Company contribution equal to 5% of the participant’s salary and/or bonus. With the approval of the Board of Directors, the Company is also permitted to make discretionary contributions. Participants are always 100% vested in their own contributions, but Company contributions vest 20% per year of service with the Company. Therefore, employees with five or more years of service are fully vested in Company contributions under the plan. However, for employees with less than five years of service, all Company contributions become immediately and fully vested upon death, retirement (on or after age 65) or a change in control of the Company, as defined in the Deferred Compensation Plan. The Plan Committee may accelerate vesting of the Company’s contributions if a participant terminates his or her employment because of disability. The Plan Committee may also accelerate vesting in the event of an involuntary termination of employment pursuant to the same section of the Company’s Deferred Compensation Plan.

Subject to the exceptions discussed below, participants in the Deferred Compensation Plan, or their beneficiaries, receive distributions upon retirement, death, termination or change in control. Participants can elect to receive distributions following retirement or death in the form of a lump sum payment or annual installments. Distributions following retirement can be deferred for at least five years.

For purposes of the Deferred Compensation Plan, termination of employment as a result of a disability will be considered retirement. Distributions following termination of employment other than as a result of retirement or death will be in the form of a lump sum payment. Participants can also elect to receive a scheduled distribution with respect to an annual deferral amount, which is payable in a lump sum at the beginning of a designated subsequent calendar year, subject to certain limitations. In the event of an unforeseeable financial emergency and with the approval of the Plan Committee, a participant can suspend deferrals or receive a partial and/or full payout under the plan. Certain specified employees have a six-month delay imposed upon distributions pursuant to a separation from service, as required by the final Code section 409A regulations. In the event of a change in control (as defined under the Deferred Compensation Plan), the Company will accelerate installment payments that are in pay status by paying the account balance in lump sum and will distribute the account balances of all active participants in a lump sum; provided, however, that no distributions (or accelerations of installments) will occur unless the transaction qualifies as a “change-of-control event” under Code section 409A.

Participants in the Deferred Compensation Plan may notionally invest deferred amounts, including Company contributions, in mutual funds selected by the Plan Committee. Participants may change their investment elections at any time.

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Potential Payments Upon Termination or Change-of-Control

The NEOs are entitled to accelerated vesting of equity-based incentive awards under the Company’s Executive Change in Control and Severance Plan upon a change in control and, under certain circumstances, in the event of termination. The Executive Change in Control and Severance Plan is more fully described under Certain Relationships and Related Person Transactions in this Proxy Statement. The information below describes and quantifies compensation that would become payable and which is accelerated assuming that such termination was effective December 31, 2022.

Executive Payments	Termination without Cause by Company ($)(4)	Termination Upon Death ($)(5)	Termination upon Disability ($)(5)	Change-of- Control ($)(6)	Change-of- Control Termination without Cause ($)(6)

Peter M. Carlino

Cash Severance Benefit(1)	9,539,666	4,769,833	4,769,833	—	14,309,499

Benefit Continuation(2)	19,351	19,351	19,351	—	25,801

Restricted Shares(3)	5,295,782	5,295,782	5,295,782	—	5,295,782

Performance-Based Restricted Shares(7)	25,767,134	38,056,700	38,056,700	38,056,700	38,056,700

Total	$40,621,933	$48,141,666	$48,141,666	$38,056,700	$57,687,782

Brandon J. Moore

Cash Severance Benefit(1)	1,605,470	1,070,313	1,070,313	—	2,140,626

Benefit Continuation(2)	30,303	30,303	30,303	—	40,404

Restricted Shares(3)	1,909,932	1,909,932	1,909,932	—	1,909,932

Performance-Based Restricted Shares(7)	7,175,716	11,452,000	11,452,000	11,452,000	11,452,000

Total	$10,721,421	$14,462,548	$14,462,548	$11,452,000	$15,542,962

Desiree A. Burke

Cash Severance Benefit(1)	1,418,391	945,594	945,594	—	1,891,188

Benefit Continuation(2)	30,303	30,303	30,303	—	40,404

Restricted Shares(3)	1,649,482	1,649,482	1,649,482	—	1,649,482

Performance-Based Restricted Shares(7)	6,651,764	10,226,910	10,226,910	10,226,910	10,226,910

Total	$9,749,940	$12,852,289	$12,852,289	$10,226,910	$13,807,984

Matthew J. Demchyk

Cash Severance Benefit(1)	1,321,220	880,813	880,813	—	1,761,626

Benefit Continuation(2)	30,303	30,303	30,303	—	40,404

Restricted Shares(3)	1,519,257	1,519,257	1,519,257	—	1,519,257

Performance-Based Restricted Shares(7)	6,424,450	9,776,150	9,776,150	9,776,150	9,776,150

Total	$9,295,230	$12,206,523	$12,206,523	$9,776,150	$13,097,437

Steven L. Ladany

Cash Severance Benefit(1)	1,199,703	799,802	799,802	—	1,599,604

Benefit Continuation(2)	30,303	30,303	30,303	—	40,404

Restricted Shares(3)	1,328,295	1,328,295	1,328,295	—	1,328,295

Performance-Based Restricted Shares(7)	4,756,190	7,876,710	7,876,710	7,876,710	7,876,710

Total	$7,314,491	$10,035,110	$10,035,110	$7,876,710	$10,845,013

(1)

Basis for cash severance benefit is 2022 salary and assumes it is an eligible termination as defined under the Company’s Executive Change in Control and Severance Plan and includes 2022 salary plus average bonus from the prior three years.

(2)	Represents employer cost of medical and dental coverage.

(3)

Restricted stock award values were computed based on the Company’s common stock closing price of $52.09, on December 30, 2022, which was the last trading day of 2022. Restrictions on awards will immediately lapse in the event of termination as a result of termination without cause, death, disability or change in control termination without cause.

(4)

Performance-based restricted stock values, in the event of termination without cause by the Company, were computed based on the Company’s TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2022, shown on the table below, and then multiplied

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by a fraction, the numerator of which equals the number of days during such performance period that such award holder was actively employed by the Company, and the denominator of which equals the total days in the applicable performance period if terminated at December 31, 2022.

Grant	Performance at December 31, 2022 (% of maximum)

2020—US MSCI REIT Index	100%

2020—Triple-NET REIT peers	100%

2021—US MSCI REIT Index	100%

2021—Triple-NET REIT peers	100%

2022—US MSCI REIT Index	100%

2022—Triple-NET REIT peers	100%

(5)

Performance-based restricted stock values, in the event of termination as a result of death or disability, were computed based on the Company’s TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2022, shown on the table above in footnote 4. The award is determined at the end of the applicable performance period is as if such award holder were still employed at the time of the applicable performance period.

(6)

Performance-based restricted stock values, in the event of change-of-control, were computed based on the Company’s TSR as compared to the MSCI US REIT Index and in the triple-net REIT group achieved as of December 31, 2022, Performance shall be deemed to have been achieved at target level or, if greater, the actual level of achievement as of the date of the change-of-control. As of December 31, 2022, the performance-based restricted stock achievement level by award is detailed in the table of footnote 4.

(7)

All performance-based restricted stock values were computed based on the Company’s common stock closing price of $52.09 on December 30, 2022, which was the last trading day of 2022, plus applicable dividends.

CEO Pay Ratio

In 2022, the compensation of Mr. Carlino, our Chairman, CEO, and President, was approximately 69 times the median pay of our employees resulting in a 69:1 pay ratio.

We identified our median employee by examining 2022 federal taxable wages for all employees, excluding Mr. Carlino, who were employed by the Company as of December 31, 2022, the last day of our payroll year. We included all of our employees in this process, whether employed on a full-time or part-time basis. We did not make any assumptions or estimates with respect to total compensation.

After identifying the median employee based on federal taxable wages, we calculated total compensation in 2022 for such employee using the same methodology we use for our NEOs as set forth below in the Summary Compensation Table for 2022.

	Peter M. Carlino	Median Employee

Total compensation	$14,989,182	$218,381

Pay Ratio		69

We believe that the ratio of the CEO compensation to that of the median employee is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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AUDIT AND COMPLIANCE COMMITTEE REPORT

The Audit and Compliance Committee of the Board of Directors assists the Board of Directors in performing its oversight responsibilities for our financial reporting process and audit process as more fully described in the Company’s Audit and Compliance Committee Charter. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) (United States) and to issue a report thereon.

In the performance of its oversight function, the Audit and Compliance Committee reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2022 with management and with our independent registered public accounting firm. In addition, the Audit and Compliance Committee discussed with our independent registered public accounting firm the matters required to be discussed by the SEC and PCAOB Accounting Standard No.1301, Communications with Audit Committees, which includes, among other items, matters related to the conduct of the audit of our financial statements. The Audit and Compliance Committee has also received and reviewed the written disclosures and the letter from our independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the accounting firm’s communications with the Audit and Compliance Committee concerning independence and has discussed with our independent registered public accounting firm that firm’s independence and considered whether the non-audit services provided by the independent registered public accounting firm are compatible with maintaining its independence.

Based on the review and discussions with management and our independent registered public accounting firm described above, the Audit and Compliance Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC.

Audit and Compliance Committee

Joseph W. Marshall, III, Chair

Barry F. Schwartz

Earl C. Shanks

The foregoing report of the Audit and Compliance Committee does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any other filing by the Company (including any future filings) under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such report by reference therein.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transactions

There are no reportable related person transactions.

Employment Agreements and Arrangements

We currently have no employment agreements in place with any of our executives. However, on January 29, 2019, the Compensation Committee of the Board adopted the Executive Change in Control and Severance Plan (the “CiC and Severance Plan”). The purpose of the CiC and Severance Plan is to provide certain of the Company’s senior management employees designated by the Compensation Committee (the “Covered Executives”) with compensation and benefits in the event of a termination of employment by the Company without Cause or resignation by the employee for Good Reason or termination of employment due to death or Disability (as such terms and other defined terms used below are defined in the CiC and Severance Plan).

Under the CiC and Severance Plan, in the event that a Covered Executive’s employment is terminated (i) by the Company for any reason other than for Cause, death, or Disability, or (ii) by the Covered Executive for Good Reason (each such event, a “Qualified Termination”) such Covered Executive shall be entitled to (a) a lump sum payment equal to two times (for the Chief Executive Officer), or one and one-half times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and average annual cash bonuses, if any, for the three years (with respect to which bonuses are determined) prior to the year of termination (“Average Bonus”), (b) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (c) full acceleration of time-based equity awards held by the Covered Executive and any accelerated vesting of equity awards with performance-based vesting to occur in accordance with the terms of the applicable award agreement. The Covered Executive shall also be entitled to any earned but unpaid annual base salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Covered Executive may be entitled to under any employee benefit plan of the Company (the “Accrued Benefit”).

In addition, if the Qualified Termination occurs in connection with or within 12 months of a Change in Control (as defined in the CiC and Severance Plan), the Covered Executive shall be entitled to (i) a lump sum payment equal to three times (for the Chief Executive Officer), or two times (for all other Covered Executives), the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 24 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) a lump sum payment equal to the Covered Executive’s pro rata target annual cash bonus for the year of termination. The Covered Executive shall also be entitled to any Accrued Benefit.

In the event that a Covered Executive’s employment is terminated on account of his or her death or Disability, such Covered Executive (or the Covered Executive’s estate or beneficiaries) shall be entitled to (i) a lump sum payment equal to the sum of the Covered Executive’s annual base salary and Average Bonus, (ii) continuing coverage under the Company’s group medical, dental and vision plans as would have applied if the Covered Executive remained employed for a period equal to the earlier of 18 months following the Covered Executive’s Termination Date or the date the Covered Executive becomes eligible to be covered under another employer group health plan (at such cost to the Covered Executive as would have applied in the absence of such termination), and (iii) full acceleration of time-based equity awards held by the Covered Executive and any equity awards with performance-based vesting to remain outstanding and earned in accordance with their terms based on performance but without further vesting based on service. The Covered Executive (or his or her estate or beneficiaries) shall also be entitled to any Accrued Benefit.

Except in the case of death of a Covered Executive, all payments and benefits under the CiC and Severance Plan are subject to timely execution and non-revocation of a separation agreement and release containing, among other provisions, post-termination restrictive covenants, including confidentiality, non-competition and non-solicitation. In each case, if the Covered Executive breaches, or threatens to commit a breach of, any of the provisions of the separation agreement and release, the Covered Executive shall forfeit his or her right to benefits under the CiC and Severance Plan, and to the extent that the Covered Executive has received a benefit under the CiC and Severance Plan, the Company shall have the right to recover such benefit.

Indemnification of Directors and Officers

Our charter and bylaws contain indemnification provisions for the benefit of our directors and officers.

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Review and Approval of Transactions with Related Persons

Pursuant to the terms of its charter, the Audit and Compliance Committee reviews and pre-approves all conflicts of interest and related person transactions. For the purposes of the Audit and Compliance Committee’s review, related person transactions are transactions, arrangements or relationships that are required to be disclosed pursuant to SEC Regulation S-K, Item 404, including those where the Company is a participant and in which an executive officer, a director or an owner of 5% or greater of the Company’s common stock (or any immediate family member of the foregoing persons) has a direct or indirect material interest. Our Code of Business Conduct has a broad definition of conflict of interest, which includes related person transactions, and requires employees to report potential conflicts to the Compliance Officer, who is the Company’s General Counsel. The General Counsel may, if appropriate, consult with members of the legal and finance staffs to determine whether the proposed transaction represents a conflict of interest or a related person transaction that must be presented to the Audit and Compliance Committee.

For transactions determined to require Audit and Compliance Committee review, the General Counsel shall collaborate with members of the finance staff to prepare and present the transaction to the Audit and Compliance Committee. An Audit and Compliance Committee member shall not participate in the review of any transaction in which he or she or his or her immediate family member has an interest. The Audit and Compliance Committee shall only approve related person transactions that are in, or are not inconsistent with, the best interests of the Company based on a review of (i) the benefits to the Company of the transaction and (ii) the terms of the transaction and the terms available to or from unrelated third parties, as applicable.

Conflict of Interest Policies

As described above, our Code of Business Conduct seeks to identify and mitigate conflicts of interest between our directors, officers and employees, including our Chief Executive Officer and other executive officers, on the one hand, and the Company on the other hand, in accordance with applicable rules and regulations of the SEC and Nasdaq. Our Code of Business Conduct is available on our website www.glpropinc.com, under the “Investors” section. Waivers of our Code of Business Conduct are required to be disclosed in accordance with SEC and Nasdaq requirements. In addition, we adopted Corporate Governance Guidelines to assist our Board of Directors in the exercise of its responsibilities and to serve our interests and those of our shareholders. The information on our website shall not be deemed incorporated by reference in this Proxy Statement.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of April 11, 2023 by:

●	each person, or group of persons, who beneficially owns more than 5% of our capital stock

●	each NEO in the summary compensation table

●	each of our directors

●	all directors and executive officers as a group

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions, options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 11, 2023 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such shareholder’s name. Our calculation of the percentage of beneficial ownership is based on 262,656,820 shares of common stock outstanding on April 11, 2023.

Unless otherwise indicated in the footnotes, the address of each beneficial owner named below is: c/o Gaming and Leisure Properties, Inc., 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610.

	GLPI Common Stock

Name and Address of Beneficial Owner	Shares		%

Peter M. Carlino(1)(2)	10,746,670		4.092%

JoAnne A. Epps(3)	8,565	*

Lili Lynton(4)	18,590	*

Joseph W. Marshall, III(5)	69,131	*

James B. Perry(6)	31,941	*

Earl C. Shanks(7)	84,577	*

Barry F. Schwartz(8)	51,823	*

E. Scott Urdang(9)	155,648	*

Desiree Burke(10)	93,761	*

Brandon J. Moore(11)	216,589	*

Matthew J. Demchyk(12)	32,904	*

Steven R. Ladany(13)	57,846	*

All executive officers and directors as a group (12 persons)	11,568,045		4.404%

5% Shareholders Not Listed Above

The Vanguard Group Inc.(14)	36,589,613		13.931%

BlackRock, Inc.(15)	18,080,908		6.884%

Capital International Investors, a division of Capital Research and Management Company(16)	18,229,776		6.941%

*	Less than 1%

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Notes to Security Ownership of Principal Shareholders and Management Table

(1)

The number of shares in the table includes: (a) 5,053,581 shares owned by the Carlino Family Trust and the Residuary Trust, each described in footnote 2 below, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters and shared investment power and shared voting power with respect to certain matters; (b) 28,683 shares owned by his wife, Marshia W. Carlino, (c) 5,559,407 shares jointly-owned with his wife Marshia W. Carlino; and (c) 104,999 shares of restricted stock under which Mr. Carlino has voting rights but his disposition rights are currently restricted.

(2)

4,666,020 shares of our common stock are owned by an irrevocable trust, which we refer to as the Carlino Family Trust, among Peter D. Carlino (who passed away in November 2013), his eight children and the former spouse of one of his children, as settlors, and certain trustees, as to which Peter M. Carlino has sole voting power for the election of directors and certain other matters. 387,561 shares are owned by a residuary trust (the “Residuary Trust”) for the benefit of Peter D. Carlino and his children. Peter M. Carlino, David E. Carlino and Richard J. Carlino have shared investment power and shared voting power with respect to certain matters for the Carlino Family Trust and for the Residuary Trust. The Carlino Family Trust has pledged an aggregate of 1,195,741 shares as security for loans to the trust and for the benefit of trust beneficiaries.

(3)	Includes 3,840 shares of restricted stock under which Ms. Epps has voting rights but her disposition rights are currently restricted.

(4)	Includes 3,840 shares of restricted stock under which Ms. Lynton has voting rights but her disposition rights are currently restricted.

(5)	Includes 7,776 shares of restricted stock under which Mr. Marshall has voting rights but his disposition rights are currently restricted.

(6)	Includes 3,840 shares of restricted stock under which Mr. Perry has voting rights but his disposition rights are currently restricted.

(7)	Includes 3,840 shares of restricted stock under which Mr. Shanks has voting rights but his disposition rights are currently restricted.

(8)	Includes 3,840 shares of restricted stock under which Mr. Schwartz has voting rights but his disposition rights are currently restricted.

(9)

The number of shares in this table Include: (a) 5,516 shares held in trusts of which either Mr. Urdang or his wife, Marilyn Urdang, is the trustee, (b) 143,076 shares owned by Mr. Urdang and (c) 7,056 shares of restricted stock under which Mr. Urdang has voting rights but his disposition rights are currently restricted. Mr. Urdang has pledged an aggregate of 20,000 shares as security for loans.

(10)	Includes 33,999 shares of restricted stock under which Ms. Burke has voting rights but her disposition rights are currently restricted.

(11)	Includes 608 shares owned by Mr. Moore’s daughter and 41,166 shares of restricted stock under which Mr. Moore has voting rights but his disposition rights are currently restricted.

(12)	Includes 30,000 shares of restricted stock under which Mr. Demchyk has voting rights but his disposition rights are currently restricted.

(13)	Includes 29,000 shares of restricted stock under which Mr. Ladany has voting rights but his disposition rights are currently restricted.

(14)

According to its Schedule 13G/A filed with the SEC on February 9, 2023, consists of shares beneficially owned as of December 31, 2022 by The Vanguard Group Inc. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The Vanguard Group possesses sole voting power with respect to 0 shares and shared voting power with respect to 360,006 shares and possesses sole dispositive power with respect to 36,061,869 shares and shared dispositive power with respect to 527,744 shares.

(15)

According to its Schedule 13G/A filed with the SEC on January 31, 2023, consists of shares beneficially owned as of December 31, 2022 by BlackRock, Inc. and its affiliates. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. BlackRock, Inc. possesses sole voting power with respect to 16,634,681 shares and shared voting power with respect to 0 shares and possesses sole dispositive power with respect to 18,080,908 shares and shared dispositive power with respect to 0 shares.

(16)

According to its Schedule 13G/A filed with the SEC on February 14, 2023, consists of shares beneficially owned as of December 31, 2022 by Capital International Investors, a division of Capital Research and Management Company as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited. The address of Capital World Investors is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071. Capital International Investors possesses sole voting power with respect to 18,229,776 shares and shared voting power with respect to 0 shares and possesses sole dispositive power with respect to 18,229,776 shares and shared dispositive power with respect to 0 shares.

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EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information Table

December 31, 2022	(a)	(b)	(c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by shareholders	—	—	2,691,433

DELINQUENT SECTION 16(A) REPORT

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership of our common stock and any other equity securities of the Company with the SEC. Such officers, directors and shareholders are required by SEC regulations to furnish us with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers, directors, and greater than 10% shareholders, we believe that during 2022 all officers, directors, and greater than 10% shareholders subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

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PROPOSAL 2 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Compliance Committee has selected Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, and the shareholders are asked to ratify this selection. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since September 2016. All audit and non-audit services provided by Deloitte & Touche LLP are approved by the Audit and Compliance Committee. Deloitte & Touche LLP has advised the Company that it has no direct or material indirect interest in the Company or its affiliates. Representatives of Deloitte & Touche LLP are expected to participate in the meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

A description of aggregate fees for professional services performed in relation to fiscal 2022 and fiscal 2021 is as follows:

	Fiscal 2022	Fiscal 2021

Audit Fees(1)	$1,152,500	$1,210,500

Audit-Related Fees(2)	32,500	32,500

Tax Fees	—	—

Total Fees	$1,185,000	$1,243,000

(1)

Audit fees include fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, annual audits required by law for certain jurisdictions, comfort letters, consents and other audit and attestation services related to statutory or regulatory filings. Fees included additional out-of-scope fees for equity offerings, debt refinancing and acquisitions in 2022 and 2021.

(2)	The fees disclosed under this category consist of fees for an employee benefit plan audit.

Audit and Compliance Committee Pre-Approval Policies and Procedures

Under our Audit and Compliance Committee’s charter, the Audit and Compliance Committee must pre-approve all audit and other permissible non-audit services proposed to be performed by our independent registered public accounting firm. The Audit and Compliance Committee is also responsible for approving, in advance, all requests by management for permissible non-audit services to be provided to us by the independent registered public accounting firm. If the Audit and Compliance Committee delegates pre-approval authority to one or more of its members, the member would be required to report any pre-approval decisions to the Audit and Compliance Committee at its next scheduled meeting. All fees paid to the Company’s independent auditor described above were pre-approved by the Audit and Compliance Committee.

Required Vote

The affirmative vote of a majority of votes cast is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. However, the vote is not binding on the Audit and Compliance Committee. The Board of Directors and the Audit and Compliance Committee value the opinions of our shareholders and, to the extent there is any significant vote against the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, we will consider our shareholders’ concerns but may nevertheless retain Deloitte & Touche LLP.

Our Board of Directors unanimously recommends a vote FOR the ratification of the selection of

Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

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PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. Currently, this vote is conducted every year. The next vote will occur at the 2024 Annual Meeting of Shareholders.

As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase shareholder value. At the core of our executive compensation program is our “pay for performance” philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our shareholders and sound corporate governance principles and is deserving of shareholder support. At the 2022 Annual Meeting of Shareholders, approximately 96% of the voted shares approved such advisory vote.

We urge you to read the “Compensation Discussion and Analysis” section and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our NEOs.

We are asking our shareholders to again indicate their support for our NEOs’ compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, our Board of Directors will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of a majority of votes cast is required to approve the Company’s executive compensation on a non-binding advisory basis.

Our Board of Directors unanimously recommends a vote FOR the approval of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

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PROPOSAL 4 – ADVISORY (NON-BINDING) VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires that we conduct an advisory vote every six years on how frequently future advisory votes on executive compensation, such as Proposal 3, should occur, commonly known as the “say-on-frequency” proposal. In 2017, we presented our shareholders with a say-on-frequency proposal and they approved a frequency of every year for our advisory vote on our executive compensation practices.

Shareholders may advise the Board of Directors on whether such vote should occur every year, every two years, or every three years or may abstain from voting.

The Board of Directors has determined that holding an advisory vote on executive compensation every year is consistent with Company policies of annually seeking input from, and engaging in discussions with, shareholders on corporate governance matters and executive compensation philosophy, policies and practices. The Board of Directors recognizes the importance of receiving regular, direct input from shareholders on important issues such as the Company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year.

Required Vote

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year; two years; three years; or abstain. A plurality of the votes cast, which means the choice (one year, two years or three years) that receives the most votes, is required to approve the frequency with which shareholders are provided an advisory vote on the compensation of the Company’s NEOs. Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results.

Our Board of Directors unanimously recommends a vote FOR the option of “ONE YEAR” as the frequency with which shareholders are provided an advisory vote of the compensation of the

Named Executive Officers as disclosed in this Proxy Statement.

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FREQUENTLY ASKED QUESTIONS

When and where will the Annual Meeting take place?

The Annual Meeting will be held on June 15, 2023, at 10:00 a.m. Eastern Time, in-person at the Four Seasons Hotel Philadelphia, One North 19th Street, Philadelphia, Pennsylvania 19103 and by means of a live virtual online webcast.

Why did I receive only a Notice of Internet Availability of Proxy Materials?

As permitted by the SEC, the Company is furnishing to shareholders its notice of the Annual Meeting (the “Notice”), this Proxy Statement and the 2022 Annual Report primarily over the Internet. On or about April 28, 2023, we will mail to each of our shareholders (other than those who previously requested electronic delivery or to whom we are mailing a paper copy) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials via the Internet and how to submit a proxy electronically using the Internet. The Notice of Internet Availability also contains instructions on how to receive, free of charge, paper copies of the proxy materials. If you received the Notice of Internet Availability, you will not receive a paper copy of the proxy materials unless you request one.

We believe the delivery options that we have chosen will allow us to provide our shareholders with the proxy materials they need, while minimizing the cost of the delivery of the materials and the environmental impact of printing and mailing printed copies.

What is the purpose of the Annual Meeting and the Proxy Materials?

We are providing these proxy materials in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting and any adjournments or postponements of the meeting.

At the Annual Meeting, you will be asked to vote on the following matters:

●	a proposal to elect eight (8) directors to hold office until the 2024 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified (Proposal No. 1)

●	a proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2)

●	a proposal to approve, on a non-binding advisory basis, the Company’s executive compensation (Proposal No. 3)

●	a proposal to approve, on a non-binding advisory basis, the frequency of future advisory votes to approve executive compensation (Proposal No. 4)

●	any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof

What are the voting recommendations of the Board of Directors on these matters?

The Board of Directors recommends that you vote your shares as follows:

●	FOR the election of each of the nominees as directors to the Board of Directors (Proposal No. 1)

●	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year (Proposal No. 2)

●	FOR the approval, on a non-binding advisory basis, of the Company’s executive compensation (Proposal No. 3)

●	A frequency of ONE YEAR for future non-binding advisory votes to approve executive compensation (Proposal No. 4)

Who is entitled to vote at the Annual Meeting?

The record date for the Annual Meeting is April 11, 2023. You have one vote for each share of our common stock that you owned at the close of business on the record date, provided that on the record date those shares were either held directly in your name as the shareholder of record or were held for you as the beneficial owner through a bank, broker, or other intermediary. As of that date, there were 262,656,820 shares of common stock entitled to vote. There is no other class of voting securities outstanding.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a bank, broker, or other intermediary (that is, in “street name”) rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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Shareholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer, you are considered to be the shareholder of record with respect to those shares, and we have sent the Notice of Internet Availability directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to us or to vote at the Annual Meeting either in person or using the online Annual Meeting website as described below.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name,” and the Notice of Internet Availability has been forwarded to you by your bank, broker, or intermediary (which is considered to be the shareholder of record with respect to those shares). As a beneficial owner, you have the right to direct your bank, broker, or intermediary on how to vote and are also invited to attend the Annual Meeting, but should follow the instructions below for attending the Annual Meeting. Your bank, broker, or intermediary has sent you a voting instruction card for you to use in directing the bank, broker, or intermediary regarding how to vote your shares.

What options are available to me to vote my shares?

Whether you hold shares directly as the shareholder of record or through a bank, broker, or other intermediary, your shares may be voted at the Annual Meeting by following any of the voting options available to you below:

You may vote via the Internet.

●

If you received a Notice of Internet Availability by mail, you can submit your proxy or voting instructions over the Internet by following the instructions provided in the Notice of Internet Availability.

●	If you received a Notice of Internet Availability or proxy materials by email, you may submit your proxy or voting instructions over the Internet by following the instructions included in the email.

●

If you received a printed set of the proxy materials by mail, including a paper copy of the proxy card or voting instruction form, you may submit your proxy or voting instructions over the Internet by following the instructions on the proxy card or voting instruction form.

You may vote via the telephone.

●

If you are a shareholder of record, you can submit your proxy by calling the telephone number specified on the paper copy of the proxy card you received if you received a printed set of the proxy materials. You must have the control number that appears on your proxy card available when submitting your proxy over the telephone.

●

Most shareholders who hold their shares in street name may submit voting instructions by calling the number specified on the paper copy of the voting instruction form provided by their bank, broker, or other intermediary. Those shareholders should check the voting instruction form for telephone voting availability.

You may vote by mail. If you received a printed set of the proxy materials, you can submit your proxy or voting instructions by completing and signing the separate proxy card or voting instruction form you received and mailing it in the accompanying prepaid and addressed envelope.

You may vote virtually during the meeting. You or your proxy holder will be able to vote virtually during the Annual Meeting by visiting www.proxydocs.com/GLPI and using your control number you received on your proxy card or Notice of Annual Meeting. To receive virtual access to the Annual Meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions under “How do I gain access to the Annual Meeting?” below.

You may vote in person at the Annual Meeting.    All shareholders of record may vote in person at the Annual Meeting. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you are the beneficial owner of shares held in street name through a bank, broker, or other intermediary, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from the bank, broker, or other intermediary that holds your shares, giving you the right to vote the shares at the Annual Meeting. You must bring the legal proxy with you to vote your shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting in-person or via the virtual platform, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting to ensure that your vote will be counted if you later are unable to attend.

What if I do not vote for some of the items listed on my proxy card or voting instruction card?

If you properly return your proxy card in the enclosed envelope but do not mark selections, your shares will be voted in accordance with the recommendations of our Board of Directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card, your shares will be voted in accordance with your instructions.

62 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

If you are a beneficial owner and hold your shares in street name through a bank, broker, or other intermediary and do not give voting instructions to the bank, broker, or intermediary, the bank, broker, or other intermediary, as applicable, will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of accounting firms, but do not have discretion to vote on non-routine matters, including the uncontested election of directors. As a result, if you are a beneficial owner and hold your shares in street name, but do not give your bank, broker, or other intermediary instructions on how to vote your shares with respect to the following matters, no votes will be cast on your behalf regarding: the election of directors (Proposal No. 1); the non-binding advisory vote on the Company’s executive compensation (Proposal No. 3); and the non-binding advisory vote to approve the frequency of future advisory votes on executive compensation (Proposal No. 4).

If you do not provide voting instructions to your broker, and your broker indicates on its proxy card that it does not have discretionary authority to vote on a particular proposal, your shares will be considered to be “broker non-votes” with regard to that matter. Proxy cards that reflect a broker non-vote with respect to at least one proposal to be considered at the Annual Meeting (so long as they do not apply to all proposals to be considered) will be considered to be represented for purposes of determining a quorum but generally will not be considered to be entitled to vote with respect to that proposal. Broker non-votes are not counted in the tabulation of the voting results with respect to proposals that require a majority of the votes cast.

How is a quorum determined?

The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast at the Annual Meeting constitutes a quorum at the Annual Meeting; provided, however, that shares owned, directly or indirectly, by the Company and controlled, directly or indirectly, by the Board of Directors will not be counted in determining the total number of outstanding shares for quorum purposes. Abstentions, broker votes and broker non-votes (only when accompanied by broker votes with respect to at least one matter at the meeting) are considered present and entitled to vote for purposes of establishing a quorum for the transaction of business at the Annual Meeting. If a quorum is not present by attendance at the Annual Meeting or represented by proxy, the shareholders present by attendance at the meeting or by proxy may adjourn the Annual Meeting, until a quorum is present. If a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each shareholder of record entitled to vote at the meeting.

What vote is required to approve each proposal at the Annual Meeting?

Proposal		Vote Required	Broker Discretionary Voting Allowed

Proposal No. 1	Election of Directors	Majority of Votes Cast	No

Proposal No. 2	Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of Votes Cast	Yes

Proposal No. 3	Non-Binding Advisory Vote to Approve Executive Compensation	Majority of Votes Cast	No

Proposal No. 4	Non-Binding Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve Executive Compensation	Plurality of Votes Cast, which means the choice (one year, two years or three years) that receives the most votes	No

With respect to Proposal No. 1, you may vote FOR, AGAINST or ABSTAIN your vote on each nominee. Each nominee receiving a majority of votes cast FOR will be elected. A properly executed proxy marked ABSTAIN with respect to the election of a director or directors will not be voted with respect to such director or directors. Proxies may not be voted more than once for any one director.

With respect to Proposal Nos. 2 and 3, you may vote FOR, AGAINST or ABSTAIN. If you abstain from voting on Proposal 2 or 3, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

With respect to Proposal No. 4, you may vote for the frequency of every ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN. If you abstain from voting on Proposal 4, your shares will be counted as present and entitled to vote on that matter for purposes of establishing a quorum, but will not be counted for purposes of determining the number of votes cast.

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Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Can I change my vote or revoke my proxy?

Yes. Any shareholder of record has the power to change or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

●	submitting to our Corporate Secretary, before the voting at the Annual Meeting, a written notice of revocation bearing a later date than the proxy

●	timely delivery of a valid, later-dated proxy (only the last proxy submitted by a shareholder by Internet, telephone or mail will be counted)

●

voting during the Annual Meeting (participation in-person or via the virtual platform will not by itself constitute a revocation of a proxy) by following the instructions set forth under “What options are available to me to vote my shares? – You may vote virtually during the meeting” or “What options are available to me to vote my shares? – You may vote in person at the meeting”, each set forth above

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, you may revoke any previous voting instructions by voting during the Annual Meeting in accordance with the instructions set forth above.

Are there other matters to be voted on at the Annual Meeting?

We do not know of any matters that may come before the Annual Meeting other than Proposal Nos. 1 through 4 included herein. If any other matters are properly presented at the Annual Meeting, the persons named as proxies on the enclosed proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Is a list of shareholders available?

The names of shareholders of record entitled to vote at the Annual Meeting will be available for review by shareholders during the Annual Meeting, including on the Annual Meeting website.

Where can I find the voting results?

Preliminary voting results will be announced at the Annual Meeting, and final voting results will be reported in a Current Report on Form 8-K, which we will file with the SEC within four (4) business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. This solicitation is being made by mail and through the Internet, but also may be made by telephone or in person. We have engaged Alliance Advisors, LLC to aid in the solicitation of proxies and to verify records relating to the solicitation for an estimated fee of $12,500. All costs of such solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their votes.

How do I gain access to the Annual Meeting?

This year, the Company’s Annual Meeting will be held in-person and virtually over the Internet by means of a live audio webcast.

Only shareholders who owned common stock as of the close of business on April 11, 2023 will be entitled to participate in the Annual Meeting. The Annual Meeting will begin at 10:00 a.m. (EDT).

Please note that if you attend the Annual Meeting in person, you may be asked to present valid picture identification, such as a driver’s license or passport. If you are a shareholder holding stock in brokerage accounts or by a bank or other intermediary, you may be required to show a brokerage statement or account statement reflecting your stock ownership as of the record date, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the bank or brokerage firm that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

If you wish to attend the Annual Meeting through the virtual platform, regardless of whether your shares are registered in your name with Continental Stock Transfer or your shares are held through a stock brokerage account or by a bank or other holder of record, go to www.proxydocs.com/GLPI and register by using the control number located on your proxy card, Notice Regarding the Availability of

64 | 2023 Proxy Statement	Gaming and Leisure Properties, Inc.

Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

Proxy Materials, or voting instruction form. Upon completing your registration, you will receive further instructions by email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions to be answered at the Annual Meeting. If you are a beneficial owner of shares registered in the name of a broker, bank, or other nominee, as part of the registration process, you will also need to provide the registered name on your account and the name of your broker, bank, or other nominee.

Shareholders may begin to log in to the Annual Meeting 15 minutes prior to the start time. If you encounter any difficulties accessing the virtual Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be included in your instructional email.

Shareholders participating virtually in the Annual Meeting will be in a listen-only mode and will not be able to speak during the webcast.

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Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to our Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2024 ANNUAL MEETING OF SHAREHOLDERS

Shareholder proposals submitted to us pursuant to Rule 14a-8 promulgated under the Exchange Act for inclusion in our Proxy Statement and form of proxy for our 2024 Annual Meeting of Shareholders must be received by us no later than December 30, 2023 and must comply with the requirements of the proxy rules promulgated by the SEC.

In accordance with our amended and restated bylaws, for a proposal of a shareholder to be raised from the floor and presented at our 2024 Annual Meeting of Shareholders, other than a shareholder proposal intended to be included in our Proxy Statement and submitted pursuant to Rule 14a-8 promulgated under the Exchange Act, a shareholder’s notice must be hand-delivered or mailed by certified or registered mail, return receipt requested, to our principal executive offices, together with all supporting documentation required by our bylaws, not prior to January 17, 2024 nor later than February 16, 2024. Shareholder proposals should be addressed to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

In addition to satisfying the foregoing advance notice requirements, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, including a statement that they will solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. Please note that the notice deadline under Rule 14a-19 is the same as the applicable notice period under the advance notice provisions of our bylaws described above.

ANNUAL REPORT TO SHAREHOLDERS

Our 2022 Annual Report has been posted, and is available without charge, on our corporate website at www.glpropinc.com. The information on our website shall not be deemed incorporated by reference in this Proxy Statement. For shareholders receiving a Notice of Internet Availability, such Notice will contain instructions on how to request a printed copy of our 2022 Annual Report. For shareholders receiving a printed copy of this Proxy Statement, a copy of our 2022 Annual Report has also been provided to you. In addition, we will provide, without charge, a copy of our 2022 Annual Report (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any shareholder of record or beneficial owner of our common stock. Requests can be made by writing to Gaming and Leisure Properties, Inc., 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Secretary.

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Proxy Summary	ESG Highlights	Board of Directors	Executive Compensation	Audit Committee Matters	Voting Proposals	Other Matters

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who have the same address and last name and did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically will receive only one copy of this Proxy Statement and the 2022 Annual Report, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of this Proxy Statement and the 2022 Annual Report, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact us by telephone at 610.401.2900 or in writing at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Secretary. If you participate in householding and wish to receive a separate copy of this Proxy Statement and the 2022 Annual Report, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us as indicated above, and we will deliver separate copies promptly.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or nominee directly if you have questions, require additional copies of this Proxy Statement or the 2022 Annual Report or wish to receive a single copy of such materials in the future for all beneficial owners of shares of the Company’s common stock sharing an address.

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P.O. BOX 8016, CARY, NC 27512-9903                YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:    INTERNET    Go To: www.proxypush.com/GLPI    Cast your vote online    Have your Proxy Card ready    Follow the simple instructions to record your vote    PHONE Call 1-866-425-3701    Use any touch-tone telephone    Have your Proxy Card ready    Follow the simple recorded instructions    MAIL    Mark, sign and date your Proxy Card    Fold and return your Proxy Card in the postage-paid    envelope provided                Gaming and Leisure Properties, Inc.    Annual Meeting of Shareholders    For Shareholders of record as of April 11, 2023    TIME: Thursday, June 15, 2023 10:00 AM, EDT    PLACE: Virtually at www.proxydocs.com/GLPI with pre-registration required and at the Four Seasons Hotel, One North 19th St., Philadelphia, PA 19103    This proxy is being solicited on behalf of the Board of Directors    The undersigned hereby appoints Joseph W. Marshall, III and James B. Perry (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Gaming and Leisure Properties, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE RECOMMENDATION OF THE BOARD OF DIRECTORS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.    You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance this card. with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return    PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Gaming and Leisure Properties, Inc.    Annual Meeting of Shareholders    Please make your marks like this: X    THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3    THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR REGARDING PROPOSAL 4                PROPOSAL    1. To elect Peter M. Carlino, JoAnne A. Epps, Carol (“Lili”) Lynton, Joseph W. Marshall, III, James B. Perry, Barry F. Schwartz, Earl C. Shanks and E. Scott Urdang as directors to hold office until the Company’s 2024 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.    1.01 Peter M. Carlino 1.02 JoAnne A. Epps 1.03 Carol (“Lili”) Lynton 1.04 Joseph W. Marshal, III 1.05 James B. Perry 1.06 Barry F. Schwartz 1.07 Earl C. Shanks 1.08 E. Scott Urdang    2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year.    3. To approve, on a non-binding advisory basis, the Company’s executive compensation.    4. To approve approve, the Company’s on a non-binding executive advisory compensation. basis, the frequency of future advisory votes to    5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.                YOUR VOTE    FOR AGAINST ABSTAIN                FOR AGAINST ABSTAIN                1YR 2YR 3YR ABSTAIN                BOARD OF DIRECTORS    RECOMMENDS                FOR FOR FOR FOR FOR FOR FOR FOR    FOR    FOR    1 YEAR                Check here if you would like to attend the meeting in person.    You must register to attend the meeting online and/or participate at www.proxydocs.com/GLPI    Authorized Signatures—Must be completed for your instructions to be executed.    Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.                Signature (and Title if applicable) Date Signature (if held jointly) Date